Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of September 27, 2017

Among

GWG DLP Funding IV, LLC,
as Borrower

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

And

CLMG CORP.,

as Administrative Agent

i

ii

SCHEDULES

SCHEDULE 2.1(a)	Lenders’ Commitments
SCHEDULE 2.8	Payment Direction
SCHEDULE 8.1(s)	Account Information
SCHEDULE 8.1(x)	Retained Death Benefit Policies
SCHEDULE 13.2	Notice Addresses
ELIGIBILITY CRITERIA EXCEPTION SCHEDULE	Eligibility Criteria Exceptions

EXHIBITS

EXHIBIT A	Form of Borrowing Request
EXHIBIT B	Form of Lender Note
EXHIBIT C	Form of Assignment and Assumption Agreement
EXHIBIT D	Form of Calculation Date Report
EXHIBIT E	Form of Annual Budget
EXHIBIT F	Form of Borrowing Base Certificate

ANNEXES

ANNEX I	List of Defined Terms

iii

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Loan Agreement”) is made and entered into as of September 27, 2017, among GWG DLP Funding IV, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions party hereto as Lenders (the “Lenders”), and CLMG Corp., a Texas corporation, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Lenders agree to extend financing to the Borrower on the terms and conditions set forth herein.

WHEREAS, the Lenders are willing to provide such financing on the terms and conditions set forth in this Loan Agreement.

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Loan and Security Agreement, dated as of September 14, 2016 (as amended, restated, supplemented or as otherwise modified, the “Original Loan Agreement”).

WHEREAS, the parties hereto wish to amend and restate the Original Loan Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Capitalized terms used and not otherwise defined in this Loan Agreement shall have the meanings given to them in the List of Defined Terms attached hereto as Annex I.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Loan Agreement have the meanings as so defined herein when used in the Lender Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Loan Agreement shall mean the plural thereof when the plural form of such term is used in this Loan Agreement, the Lender Notes or any other Transaction Document, and each term defined in the plural form in Section 1.1 or elsewhere in this Loan Agreement shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Loan Agreement unless otherwise specified.

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Section 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC as in effect in the applicable jurisdiction, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4 Computation of Time Periods. Unless otherwise stated in this Loan Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

THE LENDERS’ COMMITMENTS, BORROWING PROCEDURES,
SECURITY INTEREST AND LENDER NOTES

Section 2.1 Lenders’ Commitments. (a) On the terms and subject to the conditions set forth in this Loan Agreement, the Lenders made an Advance pursuant to the Original Loan Agreement to the Borrower in the amount up to Seventy One Million Two Hundred Fifty Thousand Dollars ($71,250,000) (the “First Initial Advance”) and a subsequent Advance in the amount of up to One Hundred One Million Fifty Thousand Dollars ($101,050,000) (the “Second Initial Advance” and together with the First Initial Advance, the “Initial Advance”), in each case, for the purposes set forth in Section 2.8(a); provided, however that (i) subject to Section 2.1(d) of this Loan Agreement, the aggregate principal amount of all Advances from time to time outstanding under this Loan Agreement (including any Protective Advances) shall not exceed the Borrowing Base and (ii) no Lender shall be obligated to make any Advance to the Borrower to the extent that the aggregate outstanding amount of such Advances made by such Lender hereunder exceeds such Lender’s Commitment as set forth in Schedule 2.1(a), as the same is amended (or deemed amended) from time to time by Assignment and Assumption Agreements executed as provided in Section 13.4 of this Loan Agreement, nor shall any Lender be obligated to make any Advance required to be made by any other Lender.

(b) So long as the Borrower has requested the same pursuant to a Borrowing Request delivered to the Administrative Agent as set forth below, and subject to the conditions set forth in this Loan Agreement, the Lenders shall make Ongoing Maintenance Advances to the Borrower.

(c) So long as the Borrower has requested the same pursuant to a Borrowing Request delivered to the Administrative Agent as set forth below and subject to the conditions set forth in this Loan Agreement, the Lenders may make Additional Policy Advances to the Borrower in amounts determined by the Lenders in their sole and absolute discretion; provided, however, that subject to Section 2.1(d) of this Loan Agreement, the aggregate principal amount of all Advances outstanding under this Loan Agreement (including any Protective Advances) shall not exceed the Borrowing Base.

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(d) Without regard to the Borrowing Base and without any Borrowing Request, the Lenders shall be entitled to make Advances on behalf of the Borrower as the Lenders determine in their sole and absolute discretion are necessary in order to make premium payments and to pay other costs and expenses to ensure that one or more Pledged Policies selected by the Lenders in their sole and absolute discretion, other than Policies that are sold as contemplated by Section 2.7 of this Loan Agreement, remain in full force and effect, as determined by the Lenders in their sole and absolute discretion (such Advances, together with any Advances made from time to time by the Lenders hereunder to pay any costs and expenses in defending the Collateral against any lawsuits or in any other proceedings (including attorneys’ fees) and any Advances made from time to time by the Lenders hereunder after and during the continuance of an Unmatured Event of Default or an Event of Default shall collectively be referred to herein as “Protective Advances”). Notwithstanding anything herein to the contrary, with respect to any Protective Advance, such Protective Advance may be made by the Lenders even if such Protective Advance, when taken together with the outstanding balance of all previous Advances, would cause the aggregate outstanding balance of the Advances to exceed the Borrowing Base as of the date of such Protective Advance. Furthermore, notwithstanding anything herein to the contrary, it is understood that with respect to the making of each of the First Initial Advance and the Second Initial Advance, the aggregate principal amount of all Advances outstanding under this Loan Agreement after the making of such Advance (including any Protective Advances) may have exceeded the Borrowing Base so long as all other conditions precedent to the making of such Advance were satisfied.

Section 2.2 Borrowing Procedures.

(a) The Borrower requested each of the First Initial Advance and the Second Initial Advance hereunder by giving notice to the Administrative Agent of the proposed borrowing. Such notice (herein called a “Borrowing Request”) was in the form of Exhibit A and with respect to the Borrowing Request related to the First Initial Advance, was permitted to have been prepared and delivered by the Borrower up to five (5) Business Days before the date of execution of the Original Loan Agreement such that the related Proposed First Initial Advance Notice and First Initial Advance Acceptance may have been executed concurrently with the Original Loan Agreement. The Borrowing Request for each of the First Initial Advance and the Second Initial Advance (i) specified the date and aggregate amount of the proposed First Initial Advance or Second Initial Advance, as applicable, (ii) identified the Subject Policies proposed to be pledged hereunder in connection with such Advance and confirmed that the related Collateral Packages had been uploaded to the FTP Site, (iii) contained a statement of the amount of payments anticipated to be made to the equity holders of the Borrower with the proceeds of such Advance and the amount of such Advance that was deposited into the Reserve Account and (iv) attached a Borrowing Base Certificate, signed by an officer of the Borrower.

(b) The Borrower may request an Ongoing Maintenance Advance hereunder by delivering a fully executed and completed Borrowing Request to the Administrative Agent. Each Borrowing Request for a proposed Ongoing Maintenance Advance shall (i) specify the date and aggregate amount of the proposed Ongoing Maintenance Advance and (ii) attach a Borrowing Base Certificate, signed by an officer of the Borrower. The Borrowing Request for the initial Ongoing Maintenance Advance was permitted to have been prepared and delivered by the Borrower up to five (5) Business Days before the date of execution of the Original Loan Agreement such that the related Subsequent Advance Acceptance may have been executed concurrently with the Original Loan Agreement.

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(c) In the event the Borrower desires an Additional Policy Advance, the Borrower shall notify the Administrative Agent of such desire in writing, which written notice shall identify the Additional Policies proposed to be pledged in connection with the making of such Additional Policy Advance and be accompanied by full and complete Collateral Packages for such Additional Policies. The Borrower shall not deliver any Borrowing Request with respect to an Additional Policy Advance unless and until (i) it has wired the related Expense Deposit to the Administrative Agent’s Account following confirmation of the amount thereof and (ii) it has received written notice from the Administrative Agent confirming that the Administrative Agent and the Lenders have completed their due diligence with respect to the Additional Policies proposed to be pledged hereunder in connection with the making of such Additional Policy Advance, and indicating which Additional Policies, if any, will be accepted as Collateral hereunder and the estimated amounts that the Lenders will be willing to fund under this Loan Agreement with respect to such Additional Policies. After the Borrower’s wiring of the related Expense Deposit to the Administrative Agent’s Account and the Borrower’s receipt of such written notice from the Administrative Agent, the Borrower may request an Additional Policy Advance hereunder with respect to such Additional Policies by delivering a fully executed and completed Borrowing Request to the Administrative Agent. Each Borrowing Request related to a proposed Additional Policy Advance shall (i) specify the date and aggregate amount of the proposed Additional Policy Advance, (ii) identify the Additional Policies proposed to be pledged hereunder in connection with such Additional Policy Advance and confirm that the related Collateral Packages have been uploaded to the FTP Site, (iii) contain a statement of the amount of payments anticipated to be made to the equity holders of the Borrower with the proceeds of such Additional Policy Advance and (iv) attach a Borrowing Base Certificate, signed by an officer of the Borrower. The Lenders shall be under no obligation to make any Additional Policy Advance. The Lenders may make Additional Policy Advances in their sole and absolute discretion and may require additional documentation (including opinions of counsel) and the satisfaction of conditions, including the payment of additional fees, all as determined by the Lenders in their sole and absolute discretion.

Section 2.3 Funding. (a) No later than five (5) Business Days following the Administrative Agent’s receipt of the Borrowing Request for the First Initial Advance, the Lenders, in their sole and absolute discretion and acting unanimously, determined whether to approve the Subject Policies, and the Administrative Agent notified the Borrower of (i) the determination of the amount, if any, the Lenders would fund (a “Proposed First Initial Advance”, and such notice of the Proposed First Initial Advance, a “Proposed First Initial Advance Notice”), (ii) the amount of the Closing Fee and (iii) the amount of the payments to the equity holders of the Borrower that the Lenders approved with respect to such Proposed First Initial Advance. Such determination was made in the Lenders’ sole and absolute discretion. As the Lenders were willing to make such Proposed First Initial Advance and the Borrower determined to accept such Proposed First Initial Advance, on or before the third (3rd) Business Day after the delivery of the Proposed First Initial Advance Notice by the Administrative Agent, the Borrower notified the Administrative Agent that the Borrower accepted the Proposed First Initial Advance (a “First Initial Advance Acceptance”). On the first (1st) Business Day following the Administrative Agent’s receipt of the First Initial Advance Acceptance, and subject to the complete satisfaction of the conditions precedent set forth in Article VII with respect to the First Initial Advance and the limitations set forth in Section 2.1, the Lenders distributed funds in the amount set forth in the Proposed First Initial Advance Notice in accordance with Schedule 2.8.

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(b) No later than five (5) Business Days following the Administrative Agent’s receipt of the Borrowing Request for the Second Initial Advance, the Administrative Agent notified the Borrower of the resulting Second Initial Advance to be funded by the Lenders on the related Advance Date (such notice, the “Second Initial Advance Acceptance”). Subject to the complete satisfaction of the conditions precedent set forth in Article VII with respect to the Second Initial Advance and the limitations set forth in Section 2.1, the Lenders distributed funds in the amount set forth in the Second Initial Advance Acceptance in accordance with Schedule 2.8.

(c) No later than five (5) Business Days following the Administrative Agent’s receipt of a Borrowing Request for an Ongoing Maintenance Advance, the Administrative Agent shall notify the Borrower of the resulting total Ongoing Maintenance Advance to be funded by the Lenders on the related Subsequent Advance Date (such notice, the related “Subsequent Advance Acceptance”) subject to the immediately following sentence. Subject to the complete satisfaction of the conditions precedent set forth in Article VII with respect to such Ongoing Maintenance Advance and the limitations set forth in Section 2.1, the Lenders shall distribute funds in the amount set forth in such Subsequent Advance Acceptance to the Payment Account to be disbursed by the Securities Intermediary in accordance with the terms of the Account Control Agreement.

(d) No later than five (5) Business Days following the Administrative Agent’s receipt of a Borrowing Request for an Additional Policy Advance, the Lenders shall, in their sole and absolute discretion and acting unanimously, determine whether to approve the Additional Policies, and the Administrative Agent shall notify the Borrower of the determination of the amount, if any, the Lenders will fund (a “Proposed Additional Policy Advance”, and such notice of the Proposed Additional Policy Advance, a “Proposed Additional Policy Advance Notice”); provided that such determination shall be in the Lenders’ sole and absolute discretion. If the Lenders are willing to make such Proposed Additional Policy Advance and the Borrower determines to accept such Proposed Additional Policy Advance, on or before the third (3rd) Business Day after the delivery of the Proposed Additional Policy Advance Notice by the Administrative Agent, the Borrower shall notify the Administrative Agent that the Borrower accepts the Proposed Additional Policy Advance (an “Additional Policy Advance Acceptance”) which notice shall specify the agreed Additional Policy Advance Amount; for avoidance of doubt, if the Borrower does not deliver an Additional Policy Advance Acceptance by 5:00 pm, New York time on the third (3rd) Business Day following the delivery of the Proposed Additional Policy Advance Notice, then the Borrower shall be deemed to have rejected such Proposed Additional Policy Advance. On the third (3rd) Business Day following the Administrative Agent’s receipt of the Additional Policy Advance Acceptance, and subject to the complete satisfaction of the conditions precedent set forth in Article VII with respect to such Additional Policy Advance and the limitations set forth in Section 2.1, the Lenders shall distribute funds in the amount set forth in the Proposed Additional Policy Advance Notice to the Payment Account to be disbursed by the Securities Intermediary in accordance with the terms of the Account Control Agreement.

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(e) The Borrower shall not deliver more than three (3) Borrowing Requests for an Ongoing Maintenance Advance in any calendar month and shall not deliver more than one (1) Borrowing Request for an Additional Policy Advance in any calendar month. In addition, the Borrower shall not deliver any Borrowing Request if the Borrower has previously delivered a Borrowing Request to the Administrative Agent in respect of an Additional Policy Advance and the Administrative Agent has not yet delivered the related Proposed Additional Policy Advance Notice, the Borrower has not yet delivered the related Additional Policy Advance Acceptance, the Borrower has not yet rejected the related Proposed Additional Policy Advance or the Borrower has delivered the related Additional Policy Advance Acceptance and the related Subsequent Advance Date has not yet occurred, in each case, in accordance with Section 2.3(d). The Borrower shall not deliver a Borrowing Request for an Ongoing Maintenance Advance or an Additional Policy Advance unless such delivery is made on or prior to the Commitment Termination Date.

Section 2.4 Representation and Warranty. Each Borrowing Request pursuant to Section 2.2 and each acceptance of an Advance by the Borrower shall automatically constitute a representation and warranty by the Borrower to the Administrative Agent and each Lender that on the date such Borrowing Request is delivered to the Administrative Agent and on the related Advance Date (a) the representations and warranties contained in Article VIII will be true and correct in all respects as of such Borrowing Request date and as of such Advance Date as though made on such dates, except to the extent any such representation or warranty relates to a specific date, in which case, such representation or warranty will be true and correct in all respects as of such date as though made on such date, (b) all of the conditions precedent to the making of an Advance contained in Article VII have been satisfied or will have been satisfied as of such Advance Date and (c) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Advance.

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Section 2.5 Lender Notes. With respect to each Lender, the Advances made by such Lender to the Borrower shall be evidenced by a single promissory note executed by the Borrower (as the same may be amended, modified, extended or replaced from time to time, a “Lender Note” and collectively, the “Lender Notes”) substantially in the form of Exhibit B hereto, with appropriate insertions to reflect Advances (or portion thereof) actually funded by such Lender, the related applicable interest rates thereof and related repayments and appropriate revisions to reflect assignments effected in accordance with Section 13.4 of this Loan Agreement, payable to such Lender. For the avoidance of doubt, any Protective Advances made by a Lender shall not be required to be evidenced in its Lender Note and the Administrative Agent’s records shall constitute conclusive evidence that such Protective Advances have been made. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to its Lender Note (or on any continuation of such grid) or at such Lender’s option, in the records of such Lender, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rates and Interest Periods applicable to the Advances made by such Lender and related repayments and appropriate revisions to reflect assignments effected in accordance with Section 13.4 of this Loan Agreement. Such notations and records (absent manifest error) shall be conclusive evidence of the subject matter thereof; provided, however, that the failure to make any such notations or maintain any such records shall not limit or otherwise affect any Obligations of the Borrower. The Borrower hereby agrees to promptly execute and deliver a new Lender Note upon any assignment to a new Lender effected in accordance with Section 13.4 of this Loan Agreement, and each Lender making an assignment of all or any portion of its Lender Note will either (i) if such assignment is an assignment of its entire Lender Note, deliver its Lender Note to the Borrower for termination and cancellation effective upon Borrower’s execution and delivery of such new Lender Note to the assignee thereof or (ii) if such assignment is an assignment in part of such Lender Note, deliver its Lender Note to the Borrower for termination and cancellation effective upon Borrower’s execution and delivery of a new Lender Note to the assignee thereof and a new Lender Note to such Lender.

Section 2.6 Security Interest.

(a) To secure the timely repayment of the principal of, and interest on, the Advances, and all other Obligations of the Borrower to any Secured Party, and the prompt performance when due of all covenants of the Borrower hereunder and under any other Transaction Document, whether existing or arising as of the Closing Date or thereafter, due or to become due, direct or indirect, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing, first priority security interest in, and assignment of, all of the Borrower’s rights, titles and interests in, to and under all of the following, whether owned, existing or arising as of the Closing Date or thereafter: all assets of the Borrower, including but not limited to all right, title and interest of the Borrower in the Pledged Policies and proceeds thereof; all accounts receivable, notes receivable, claims receivable and related proceeds including but not limited to, cash, loans, securities, and accounts; contract rights; the contracts with and the rights to and against the Securities Intermediary, in its capacity as owner of record of the Pledged Policies, and the Custodian; the Collection Account, the Reserve Account, the Payment Account, the Policy Account and any other account of the Borrower (excluding only the Borrower Account); reserve accounts; escrow agreements and related books and records; the rights under any purchase agreements relating to such Policies; all data, documents and instruments contained in the Collateral Packages; and such other assets, tangible or intangible, real or personal of the Borrower. All of the rights and assets described in the previous sentence are herein referred to collectively as “Collateral”; provided, however, that this definition of “Collateral” does not limit any other collateral that may be pledged to secure the Advances under any other Transaction Document.

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(b) The Borrower shall file such financing statements, and execute and deliver such agreements, certificates and documents, and take such other actions, as the Administrative Agent requests, in each case, in order to perfect, evidence or protect the security interest granted pursuant to Section 2.6(a), including without limitation delivering a collateral assignment in respect of each Pledged Policy subject to this Loan Agreement, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee, filed with, and acknowledged to have been filed by, the applicable Issuing Insurance Company; provided, that the foregoing collateral assignment shall not apply to the portion of the face amount that is retained by a third party under any Retained Death Benefit Policy. On or prior to each Advance Date, the Borrower shall have delivered or caused to be delivered, or shall deliver or cause to be delivered, completed but unsigned Change Forms for the Subject Policies to the Securities Intermediary. The Borrower shall cause the Securities Intermediary to execute all such Change Forms in blank to be held by the Securities Intermediary. If an Issuing Insurance Company updates its Change Forms, at the request of the Administrative Agent, the Borrower shall deliver or cause to be delivered completed but unsigned updated Change Forms for the related Pledged Policies within five (5) Business Days of such request. The Borrower shall cause the Securities Intermediary to execute such Change Forms in blank to be held by the Securities Intermediary. The Borrower grants to the Administrative Agent, as its irrevocable attorney-in-fact and otherwise, the right, in the Administrative Agent’s sole and absolute discretion, following the occurrence of an Event of Default, to complete or direct the Securities Intermediary to complete and send any and all Change Forms previously delivered to it by or on behalf of the Borrower or otherwise obtained by the Administrative Agent, to the applicable Issuing Insurance Companies. The Borrower hereby acknowledges that the foregoing grant has been coupled with an interest and is irrevocable. The Borrower hereby authorizes the Administrative Agent to file such financing statements and other documentation as the Administrative Agent determines are necessary or advisable to perfect such security interest without the signature of the Borrower, provided however, notwithstanding any other provision of any Transaction Document, the Administrative Agent shall have no duty or obligation to file such financing statements, continuation statements or amendments thereto. The Borrower hereby appoints the Administrative Agent as the Borrower’s irrevocable attorney-in-fact, with full power and authority to take any other action to sign or endorse the Borrower’s name on any Collateral, and to enforce or collect any of the Collateral, upon the occurrence and during the continuance of an Event of Default. The Borrower hereby acknowledges that the foregoing appointment of the Administrative Agent as the Borrower’s irrevocable attorney-in-fact has been coupled with an interest and is irrevocable. The Borrower hereby ratifies and approves all acts of such attorney-in-fact, and agrees that the Administrative Agent will not be liable for any act or omission with respect thereto, except to the extent that such act or omission constitutes gross negligence, fraud or willful misconduct on the part of the Administrative Agent.

(c) Upon the receipt of the related Net Proceeds by the Lenders after the sale of a Pledged Policy pursuant to Section 2.7, the security interest of the Administrative Agent in such Pledged Policy for the benefit of the Secured Parties shall be released. Upon the indefeasible repayment in full of all of the Advances then outstanding and all other Obligations and termination of all Commitments and this Loan Agreement, (i) the security interest of the Administrative Agent in the Collateral for the benefit of the Secured Parties shall be released and (ii) the Administrative Agent shall file, promptly upon written request, such releases or assignments, as applicable, and to take such other actions as the Borrower shall reasonably request in writing in order to evidence any such release.

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Section 2.7 Sale of Collateral.

Except as set forth in the second paragraph of this Section 2.7, the Borrower may not sell any Collateral without the prior written consent of the Required Lenders (such consent shall not be unreasonably withheld or delayed); provided that such sale is made on arms-length terms, at fair market value for cash (in U.S. dollars) and is not made to an Affiliate of the Borrower (a “Permissible Sale”). The Borrower shall apply the Net Proceeds from a Permissible Sale to prepay outstanding Advances in accordance with Section 4.1(b). The Borrower shall provide written notice of any such sale to the Administrative Agent at least seven (7) Business Days prior to any such sale and shall certify to the Administrative Agent that such sale constitutes a Permissible Sale. The Borrower agrees that it would not be unreasonable for the Required Lenders to withhold their consent to any such sale if immediately prior to such sale there exists, or immediately after such sale there would exist, an Event of Default or an Unmatured Event of Default.

Notwithstanding the immediately preceding paragraph, if the Collateral consists of one-hundred (100) or fewer Pledged Policies insuring the lives of one-hundred (100) or fewer distinct Insureds, then, without the prior written consent of the Required Lenders, the Borrower may sell one or more of the Pledged Policies to any Person, including, without limitation, an Affiliate of the Borrower, so long as the Net Proceeds from any such sale are equal to or greater than the outstanding principal balance of all Advances plus accrued but unpaid interest thereon, plus the Yield Maintenance Fee applicable thereto, plus all other Obligations owing by the Borrower, and the Commitments and this Loan Agreement will be terminated after the application of such Net Proceeds. The Borrower shall apply the Net Proceeds from any such sale in accordance with Section 4.1(b). The Borrower shall provide written notice of any such sale to the Administrative Agent at least seven (7) Business Days prior to any such sale.

Section 2.8 Permitted Purposes. (a) The Borrower has not used and it shall not use the proceeds of any Advance made hereunder or under the Original Loan Agreement except for the following purposes:

(i) with respect to the First Initial Advance and the Second Initial Advance, (a) to pay the purchase price for the Subject Policies to the Parent pursuant to the Purchase Agreement, a portion of which funds, with respect to the First Initial Advance, were immediately used to repay indebtedness outstanding under that certain Second Amended and Restated Credit and Security Agreement dated May 11, 2015, among Parent, GWG DLP Funding II, LLC, GWG Holdings, Inc., Autobahn Funding Company LLC, DZ Bank AG Deutsche Zentral-Genossenschaftsbank; (b) to pay working capital needs and expenses of the Borrower; (c) to pay any transaction costs related to such Advance and, with respect to the First Initial Advance, to pay closing fees payable to the Lenders and the Administrative Agent; (d) with respect to the Second Initial Advance, to make payments to the sole equity holder of the Borrower (which such sole equity holder may distribute to its equity holders) in an amount that did not exceed $84,800,000, (e) with respect to the Second Initial Advance, to fund the Reserve Account, (f) with respect to the Second Initial Advance, to pay Ongoing Maintenance Costs and (g) to make any other payments or distributions, as approved in writing by the Required Lenders in their sole and absolute discretion; and

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(ii) with respect to an Ongoing Maintenance Advance, (a) to pay Ongoing Maintenance Costs and/or (b) to make any other payments or distributions, as approved in writing by the Required Lenders in their sole and absolute discretion; and

(iii) with respect to an Additional Policy Advance, to make any payments or distributions, as approved in writing by the Required Lenders in their sole and absolute discretion.

(b) For the avoidance of doubt, all proceeds of Advances were, prior to the date hereof, deposited, and after the date hereof, shall be deposited by the Lenders (i) in accordance with Schedule 2.8 in respect of the Initial Advance, as such Schedule 2.8 may be amended from time to time, (ii) for any Additional Policy Advance, as directed by the Lenders in their sole and absolute discretion and (iii) for any Ongoing Maintenance Advance, into the Payment Account. The Borrower has caused and shall cause any amounts on deposit in the Payment Account to be distributed by the Securities Intermediary in accordance with the terms of the Account Control Agreement, which amounts shall be used for the purposes set forth in Section 2.8(a) and as specified in the related Borrowing Request.

Section 2.9 Closing Fee. With respect to the First Initial Advance made hereunder, the Borrower paid to the Administrative Agent the Closing Fee. The Closing Fee was fully earned and due and payable on the initial Advance Date and may have been paid from the proceeds of the First Initial Advance. With respect to the first Advance on or following the Amended and Restated Closing Date, the Borrower shall pay to the Administrative Agent the Additional Closing Fee. The Additional Closing Fee shall be fully earned and due and payable on the related Advance Date. With respect to any other Additional Policy Advances, if any, the Borrower shall pay such fees and at such times as the Lenders and the Borrower shall agree. In the event that the Borrower requests an Advance hereunder such that after giving effect to such Advance, the principal amount of all Advances outstanding under this Loan Agreement would exceed the Borrowing Base, which request may be granted or withheld in the Lenders' sole and absolute discretion, and such Advance is made on the related Advance Date, the Borrower shall pay to the Administrative Agent a fee in an amount equal to the product of (i) such excess and (ii) three percent (3.00%). Each such fee shall be fully earned and due and payable on the related Advance Date and may be paid from the proceeds of such Advance.

ARTICLE III

INTEREST; INTEREST PERIODS; FEES, ETC.

Section 3.1 Interest Rates. The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance for the period commencing on the date such Advance is made until such Advance is paid in full, at a rate per annum equal to the sum of (i) LIBOR or, if LIBOR is unavailable, the Base Rate plus (ii) the Applicable Margin; provided however that if an Event of Default has occurred and is continuing, each Advance shall bear interest at a rate per annum equal to the Default Rate. The initial date of determination used to calculate LIBOR was the Closing Date and thereafter was and shall be each Rate Calculation Date, which interest shall be in effect for the period of time commencing on such Rate Calculation Date (or was the Closing Date with respect to the initial Interest Period) until (but not including) the immediately succeeding Rate Calculation Date. No provision of this Loan Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law.

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Section 3.2 Interest Payment Dates. Interest accrued on each Advance shall be due and payable, without duplication:

(a) on each Interest Payment Date;

(b) on the date of any prepayment, in whole or in part, of principal of outstanding Advances;

(c) on Advances accelerated pursuant to Section 10.2, immediately upon such acceleration; and

(d) on the Maturity Date.

Section 3.3 Fees. The Borrower shall pay all Fees to the Persons entitled thereto.

Section 3.4 Computation of Interest and Fees. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

ARTICLE IV

PAYMENTS; PREPAYMENTS

Section 4.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Advance on the Maturity Date. Prior thereto, the Borrower:

(a) may voluntarily prepay all or any portion of the aggregate outstanding Advances, either in whole or in part, together with the related Yield Maintenance Fee, from funds available for distribution to the Borrower pursuant to clause “Eleventh” of Section 5.2(b) and/or from funds available to the Borrower from any capital contribution or other source of funding obtained by the Borrower that is not expressly prohibited by this Loan Agreement; provided, however, that no such prepayment shall constitute the payment of Required Amortization;

(b) shall apply the Net Proceeds of any sales made pursuant to Section 2.7 to repay Advances (in the inverse order of maturity) by depositing such Net Proceeds into the Administrative Agent’s Account; provided, however, that no such prepayment shall constitute the payment of Required Amortization; provided, further, that such Net Proceeds shall first be applied to the payment of any applicable Yield Maintenance Fee, then interest accrued on such Advances, and then the repayment of Advances (in the inverse order of maturity);

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(c) shall, immediately upon any acceleration of the Maturity Date pursuant to Section 10.2, repay all such Advances and all other Obligations (including, without limitation, the Yield Maintenance Fee) within one (1) Business Day of the Administrative Agent’s delivery of notice of such acceleration to the Borrower;

(d) shall, within thirty 30 days after (i) the number of Pledged Policies is less than or equal to fifty (50), or (ii) the cumulative face amount of the Pledged Policies is less than or equal to $125,000,000, repay all the Advances and all other Obligations (including, without limitation, the Yield Maintenance Fee); and

(e) shall, on each Distribution Date, repay the Advances from Available Amounts in accordance with the Priority of Payments.

Section 4.2 Yield Maintenance Fee. If the Borrower prepays or repays an Advance in accordance with Section 4.1 or a Reduction Action occurs in respect of an Advance, whether before or after (i) the occurrence of an Event of Default or (ii) the occurrence of any Event of Bankruptcy, and notwithstanding any acceleration (for any reason) of the Obligations, the Borrower shall pay the Yield Maintenance Fee with respect to such prepayment, repayment or Reduction Action, as applicable, and such Yield Maintenance Fee shall be due and payable. The Yield Maintenance Fee shall also be payable with respect to any prepayments or distributions made by the Borrower pursuant to Section 5.2(c). For avoidance of doubt, except as set forth in Section 4.1(a), no Yield Maintenance Fee shall be payable with respect to any payments or distributions made by or on behalf of the Borrower pursuant to Section 5.2(b). Notwithstanding anything herein to the contrary, the Yield Maintenance Fee shall be payable notwithstanding acceleration of the Obligations or the Maturity Date for any reason, including, without limitation, acceleration in accordance with Section 10.2 (including, without limitation, as a result of the occurrence of an Event of Bankruptcy).

Section 4.3 Making of Payments. All payments of principal of, or interest on, the Advances, and all amounts to be deposited by the Borrower, shall be made by the Borrower no later than 1:00 p.m. (New York City time), on the day when due in Dollars in same day funds to the account designated in writing by the Administrative Agent to the Borrower (the “Administrative Agent’s Account”) or, with respect to other amounts payable to any Lender or the Administrative Agent, directly thereto in accordance with the directions provided by the Lender or the Administrative Agent, as applicable. Funds received by any Person after 1:00 p.m. (New York City time), on the date when due will be deemed to have been received by such Person on the next following Business Day.

Section 4.4 Due Date Extension. If any payment of principal or interest with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

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ARTICLE V

ACCOUNTS; DISTRIBUTION OF COLLECTIONS

Section 5.1 Accounts.

(a) Collection Account. The Borrower has established, continuously maintained and shall continue to maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, on behalf of the Secured Parties (the “Collection Account”), that at all times shall be subject to the Account Control Agreement.

(b) Reserve Account. The Borrower has established, continuously maintained and shall continue to maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds on deposit therein are held for the benefit of the Administrative Agent, on behalf of the Secured Parties (the “Reserve Account”), that at all times shall be subject to the Account Control Agreement. Subject to the terms of the Account Control Agreement, in the event the Calculation Date Report and the related Payment Instructions with respect to any Calculation Date occurring prior to the Amended and Restated Closing Date indicated that the then Available Amount with respect to the related Distribution Date was insufficient to make the payments in clauses “First”, “Third”, “Fourth”, “Fifth”, “Sixth” and “Seventh” of the Priority of Payments (such deficiency being “Deficiency Claim Amount”), then on the Business Day immediately prior to such Distribution Date the Administrative Agent instructed the Securities Intermediary to withdraw from the Reserve Account an amount equal to the lesser of (i) the Deficiency Claim Amount for such Distribution Date and (ii) the amount on deposit in the Reserve Account, and deposit such amount in the Collection Account. On or prior to the Closing Date, the Borrower deposited, or caused to be deposited, into the Reserve Account an amount equal to Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000). On the Advance Date related to the Second Initial Advance, the Borrower deposited an amount equal to Sixteen Million Two Hundred Fifty Thousand Dollars ($16,250,000) into the Reserve Account from the proceeds of such Advance. On the Amended and Restated Closing Date, so long as the related Additional Policy Advance is made on such date, all amounts on deposit in the Reserve Account on such date shall be transferred by the Securities Intermediary into the Borrower Account. Within two (2) Business Days after the occurrence of an Event of Default, the Borrower shall deposit, or cause to be deposited, into the Reserve Account an amount necessary to pay projected Ongoing Maintenance Costs and Debt Service for the following twelve (12) month period, and the Borrower shall not be entitled to withdraw any such amount unless and until such Event of Default has been cured (as determined by the Required Lenders in their sole and absolute discretion) or the Administrative Agent (with the written consent of the Lenders acting in their sole and absolute discretion) has waived such Event of Default in writing.

(c) [Reserved.]

(d) Borrower Account. The Borrower has established, continuously maintained and shall continue to maintain a segregated Eligible Account with an Eligible Institution in the name of the Borrower (the “Borrower Account”). The Borrower shall be entitled to cause the withdrawal of amounts on deposit in the Borrower Account for any purpose, including, without limitation, the payment of Premiums or Expenses.

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(e) Payment Account. The Borrower has established, continuously maintained and shall continue to maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, on behalf of the Secured Parties (the “Payment Account”), that at all times shall be subject to the Account Control Agreement. All proceeds of Advances shall be deposited by the Lenders into the Payment Account or another account as set forth on Schedule 2.8. The Borrower has caused and shall cause any amounts on deposit in the Payment Account to be distributed by the Securities Intermediary in accordance with the terms of the Account Control Agreement, which amounts were used and shall be used for the purposes set forth in Section 2.8 and as specified in the related Borrowing Request. On or prior to the Closing Date, the Borrower deposited an amount equal to $25,018,088.26 into the Payment Account and an amount equal to $11,250,000 of such deposit was transferred into the Reserve Account prior to the Closing Date (it being understood that the remainder of such deposit was distributed to the Parent on the Closing Date and immediately used to repay indebtedness outstanding under that certain Second Amended and Restated Credit and Security Agreement dated May 11, 2015, among Parent, GWG DLP Funding II, LLC, GWG Holdings, Inc., Autobahn Funding Company LLC, DZ Bank AG Deutsche Zentral-Genossenschaftsbank).

(f) Administrative Agent Action. The Administrative Agent may, at any time after an Event of Default has occurred and is continuing, give written notice to the Securities Intermediary and to the Borrower, of the occurrence of such event and specifying whether the Administrative Agent is exercising its rights and remedies in relation thereto in accordance with this Loan Agreement and the Account Control Agreement, and will do any or all of the following: (i) exercise exclusive dominion and control over the funds deposited in the Accounts, (ii) have amounts that are sent to the Accounts redirected pursuant to its instructions, and (iii) take any or all other actions the Administrative Agent is permitted to take under this Loan Agreement and the Account Control Agreement for the benefit of the Secured Parties. If at any time, any Account shall cease to be an Eligible Account, the Borrower shall as promptly as reasonably practicable (but in no event more than twenty (20) Business Days) establish a replacement Eligible Account.

(g) Collections Held In Trust. If at any time the Borrower, the Servicer, the Securities Intermediary or any of their Affiliates, as the case may be, shall receive any Collections or other proceeds of any Collateral other than through payment into the Collection Account, the Borrower shall or shall cause the Servicer, the Securities Intermediary or such Affiliate to, promptly (but in any event within two (2) Business Days of receipt thereof) remit or cause to be remitted all such Collections or other proceeds to the Collection Account, unless such Collections or other proceeds constitute sale proceeds, in which case, such Collections or other proceeds shall be remitted to the Administrative Agent’s Account pursuant to Section 4.1(b). All Collections received by the Borrower, the Servicer, the Securities Intermediary or any of their Affiliates, shall be (and the Borrower shall cause them to be) held by such Person in trust for the exclusive benefit of the Administrative Agent (on behalf of the Secured Parties). The outstanding principal amount of the Advances shall not be deemed repaid by any amount of the Collections held in trust by any Person, unless such amount is finally paid to the Administrative Agent in accordance with Section 5.2.

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Section 5.2 Application of Available Amounts.

(a) If no Event of Default or Unmatured Event of Default has occurred and is continuing, the Administrative Agent and the Borrower acting jointly, and otherwise, the Administrative Agent acting alone, shall instruct the Securities Intermediary to distribute Collections deposited in the Collection Account, and all other amounts deposited in the Collection Account, in accordance with this Section 5.2. On or prior to each Calculation Date, the Borrower shall prepare and deliver or cause to be prepared and delivered to the Administrative Agent a quarterly calculation report substantially in the form attached hereto as Exhibit D (the “Calculation Date Report”) with respect to the related Distribution Date, and the Borrower shall simultaneously deliver or cause to be delivered to the Securities Intermediary the payment instructions necessary to make the payments indicated in such Calculation Date Report (the “Payment Instructions”). In delivering the instructions required under Section 5.2(b) and Section 5.2(c), the Administrative Agent shall have the right to rely absolutely upon the information in the Calculation Date Reports, unless the Administrative Agent or the Required Lenders provide alternative information to the Borrower by notice in writing (such notice an “Alternative Information Notice”) not more than five (5) Business Days after receipt of the related Calculation Date Report by the Administrative Agent, in which case, provided that the Borrower shall not have objected to such Alternative Information Notice in writing within one (1) Business Day of its receipt thereof, the Administrative Agent shall have the absolute right to act in accordance with such Alternative Information Notice. In the event that the Borrower shall have objected to such Alternative Information Notice, then the Borrower and the Administrative Agent shall negotiate in good faith to resolve such objection within five (5) days following the date on which the Borrower objects, the amount subject to such objection shall be retained in the Collection Account during the pendency of such negotiations and the amount not subject to such objection shall be distributed in accordance with Section 5.2(b) or Section 5.2(c), as applicable, and in accordance with such Alternative Information Notice. The amount subject to such objection shall be distributed in accordance with Section 5.2(b) or Section 5.2(c), as applicable, (i) if such objection is resolved, on the Business Day following the date on which such objection is resolved, in which case such amounts shall be distributed in accordance with such resolution or (ii) if such objection is not resolved, on the first Business Day following the day that is five (5) days following the date on which the Borrower objects to such Alternative Information Notice, in which case such amounts shall be distributed in accordance with the relevant Alternative Information Notice. Notwithstanding the foregoing, if the Borrower fails to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date, then the Administrative Agent acting alone, based on information in the Administrative Agent’s possession, shall be entitled to prepare such Calculation Date Report and Payment Instructions and thereby instruct the Securities Intermediary to distribute Collections deposited in the Collection Account, and all other amounts deposited in the Collection Account, to be distributed in accordance with this Section 5.2, and the Administrative Agent shall have no liability whatsoever in respect of such instructions (the procedures set forth in this sentence if the Borrower fails to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date, the “Borrower Failure Procedures”).

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(b) If no Event of Default or Unmatured Event of Default has occurred and is continuing, on each Distribution Date, the Borrower and the Administrative Agent shall jointly instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Payment Instructions related to the Calculation Date Report for such Distribution Date, subject to the delivery of an Alternative Information Notice, and the procedures set forth in Section 5.2(a) for the resolution of any objections of the Borrower in respect of such Alternative Information Notice, or if the Borrower has failed to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date, the Administrative Agent acting alone shall instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Borrower Failure Procedures, and in either case, the following amounts in the following order of priority unless otherwise agreed in writing by the parties hereto (and, with respect to any payment to the Securities Intermediary or the Custodian, as consented to by such Person in writing):

First,	to the Custodian and the Securities Intermediary, as applicable, the fees, and expenses due and payable thereto in accordance with the Account Control Agreement, including, but not limited to, any Claims of any Indemnified Bank Person due and payable in accordance with the Account Control Agreement; provided that the aggregate amount of Claims payable under this clause “First” shall not exceed $25,000 on any Distribution Date; provided further, that any legal fees incurred by the Custodian and the Securities Intermediary on or prior to the date hereof in connection with the negotiation and drafting of this Agreement and the Account Control Agreement shall not count against such maximum amounts payable on any Distribution Date;

Second,	to the applicable Issuing Insurance Company, the payment of scheduled Premiums which are due and payable prior to the following Distribution Date as set forth in the related Premium Payment Schedule;

Third,	to the Servicer, to the extent due and payable, the Servicing Fee;

Fourth,	to the Borrower or the Parent, for the payment or reimbursement of any reasonable administrative expenses and documented third-party expenses related to (i) the audit of the financial statements of the Borrower and the Parent pursuant to Section 9.1(d)(i) in an amount not to exceed $30,000 during the prior twelve (12) month period, (ii) Collateral Audits pursuant to Section 9.1(i) in an amount not to exceed $2,200 for each Pledged Policy during the prior twelve (12) month period (unless such Pledged Policy is a Small Face Policy and payments of Premiums in respect of such Pledged Policy are made on an annual basis, in which case, $500 per such Pledged Policy during the prior twelve (12) month period), and (iii) any other expenses of the Borrower and the Parent in an amount not to exceed $5,000 per month;

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Fifth,	if the Distribution Date is the last Distribution Date of the calendar year, to the Administrative Agent for the account of the Lenders, the Loan Administration Fee for the following calendar year;

Sixth,	to the Administrative Agent for the account of the Lenders, any accrued interest on the Advances then due and payable on such date;

Seventh,	to the Administrative Agent for the account of the Lenders, the Required Amortization;

Eighth,	Reserved;

Ninth,	(a) on any Distribution Date occurring prior to September 27, 2027, (i) the Collateral consists of more than seventy-five (75) Pledged Policies insuring the lives of more than seventy-five (75) distinct Insureds, and (A) the LTV is equal to or greater than sixty percent (60.0%), all remaining Available Amounts to the Administrative Agent, for the account of the Lenders, on a pro rata basis, to repay the outstanding principal amount of all Advances, (B) the LTV is less than sixty percent (60.0%) but greater than or equal to thirty percent (30.0%), sixty-five percent (65.0%) of the remaining Available Amounts to the Administrative Agent, for the account of the Lenders, on a pro rata basis to repay the outstanding principal amount of all Advances, or (C) the LTV is less than thirty (30.0%), thirty-five percent (35.0%) of the remaining Available Amounts to the Administrative Agent, for the account of the Lenders on a pro rata basis to repay the outstanding principal amount of all Advances, or (ii) the Collateral consists of seventy-five (75) or fewer Pledged Policies insuring the lives of seventy-five (75) or fewer distinct Insureds, one-hundred percent (100.0%) of the remaining Available Amounts to the Administrative Agent, for the account of the Lenders, on a pro rata basis to repay the outstanding principal amount of all Advances and (b) on any Distribution Date occurring on or after September 27, 2027, one-hundred percent (100.0%) of the remaining Available Amounts to the Administrative Agent, for the account of the Lenders, on a pro rata basis to repay the outstanding principal amount of all Advances (any such amount under this clause “Ninth”, the “Cash Sweep”);

Tenth,	to the Custodian and the Securities Intermediary, as applicable, any fees and expenses due and payable thereto that remain unpaid (including such fees and expenses not paid pursuant to clause “First” of this Section 5.2(b)); and

Eleventh,	to the Borrower, any remaining Available Amounts by deposit to the Borrower Account.

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(c) If an Event of Default or an Unmatured Event of Default has occurred and is continuing, the Administrative Agent acting alone shall instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Payment Instructions related to the Calculation Date Report for such Distribution Date, subject to the delivery of an Alternative Information Notice, and the procedures set forth in Section 5.2(a) for the resolution of any objections of the Borrower in respect of such Alternative Information Notice, or if the Borrower has failed to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date, the Administrative Agent acting alone shall instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Borrower Failure Procedures, and in either case, the following amounts in the following order of priority unless otherwise agreed in writing by the parties hereto (and, with respect to any payments to the Securities Intermediary or the Custodian as consented to by such Person in writing):

First,	to the Custodian and the Securities Intermediary, as applicable, the fees, and expenses due and payable thereto in accordance with the Account Control Agreement, including, but not limited to, any Claims of any Indemnified Bank Person due and payable in accordance with the Account Control Agreement;

Second,	to the applicable Issuing Insurance Company, the payment of scheduled Premiums which are due and payable prior to the following Distribution Date as set forth in the related Premium Payment Schedule;

Third,	to the Servicer, to the extent due and payable, the Servicing Fee;

Fourth,	if the Distribution Date is the last Distribution Date of the calendar year, to the Administrative Agent for the account of the Lenders, the Loan Administration Fee for the following calendar year;

Fifth,	to the Administrative Agent for the account of the Lenders, any accrued interest on the Advances then due and payable on such date;

Sixth,	to the Administrative Agent for the account of the Lenders, all outstanding principal and any other amounts with respect to the Advances and all other Obligations;

Seventh,	to the Custodian and the Securities Intermediary, as applicable, any fees and expenses due and payable thereto that remain unpaid (including such fees and expenses not paid pursuant to clause “First” of this Section 5.2(c)); and

Eighth,	to the Borrower, any remaining Available Amount by deposit to the Borrower Account.

(d) Notwithstanding anything herein to the contrary, prior to the applicable Calculation Date, the Administrative Agent, acting at the direction of the Required Lenders in their sole and absolute discretion, may provide written notice to the Borrower that the percentages used to calculate the amount of the Cash Sweep in sub-clauses (a)(i)(A), (a)(i)(B) and (a)(i)(C) of Clause “Ninth” of Section 5.2(b) shall be lowered to the percentages set forth in such notice with respect to the related Distribution Date.

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(e) For the avoidance of doubt, no payment that is made pursuant to Clause “Ninth” of Section 5.2(b) shall constitute the payment of Required Amortization.

Section 5.3 Permitted Investments.

(a) Funds at any time held in the Collection Account and the Reserve Account may be invested and reinvested at the direction of the Borrower (unless an Event of Default shall have occurred and be continuing, in which case at the written direction of the Administrative Agent) in one or more Permitted Investments in a manner provided in Section 5.3(c). In the absence of any such direction, funds held in the Collection Account or the Reserve Account shall not be invested. Funds at any time held in the Payment Account shall not be invested.

(b) Each investment made pursuant to this Section 5.3 on any date with respect to the Collection Account or the Reserve Account shall mature or be available not later than the Business Day preceding the Distribution Date after the day on which such investment is made, except that any investment made on the day preceding a Distribution Date shall mature on such Distribution Date.

(c) Any investment of funds in the Reserve Account or the Collection Account shall be made in Permitted Investments in which the Administrative Agent has (or will have upon acquisition) a first priority, perfected Lien.

(d) The Administrative Agent shall not be liable in any manner by reason of any insufficiency in the Collection Account or the Reserve Account resulting from any loss on any Permitted Investment included therein.

ARTICLE VI

INCREASED COSTS, ETC.

Section 6.1 Increased Costs. If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the Closing Date:

(A) shall subject any Affected Party to any Tax, duty or other charge with respect to any Advance made or funded by it, or shall change the basis of the imposition of any Tax on payments to such Affected Party of the principal of or interest on any Advance owed to or funded by it or any other amounts due under this Loan Agreement in respect of any Advance made or funded by it (except for changes in the rate of Tax on the overall net income of such Affected Party imposed by any applicable jurisdiction in which such Affected Party has an office);

(B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

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(C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(D) shall impose on any Affected Party any other condition affecting any Advance made or funded by any Affected Party;

and the result of any of the foregoing is or would be to (i) increase the cost to or impose a cost on an Affected Party funding or making or maintaining any Advance (including any commitment of such Affected Party with respect to any of the foregoing), (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Loan Agreement or the Lender Notes, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, and, in each case, unless any of the foregoing was imposed upon such Affected Party by a regulatory authority, such Affected Party determines that any of the foregoing also has a similar effect on any other credit facilities or other financing arrangements that are secured by life insurance policies (or interests therein) to which such Affected Party is a party to as a lender, administrative agent or other similar capacity, then after demand by such Affected Party to the Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), the Borrower shall pay such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttable presumptive evidence of the subject matter thereof.

Section 6.2 Funding Losses. The Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Affected Party against any net loss or actual expense which such Affected Party actually sustains or incurs (including, without limitation, any net loss or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Advance made by any Lender to the Borrower), as reasonably determined by such Affected Party, as a result of (a) any payment or prepayment (including any mandatory prepayment) of any Advance on a date other than a Distribution Date, or (b) any failure of the Borrower to borrow any Advance on the date specified therefor in a First Initial Advance Acceptance, a Second Initial Advance Acceptance, a Subsequent Advance Acceptance or an Additional Policy Advance Acceptance. Such written statement shall, in the absence of manifest error, be rebuttable presumptive evidence of the subject matter thereof.

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Section 6.3 Withholding Taxes.

(a) All payments made by the Borrower hereunder shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Covered Taxes. If any Covered Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) all such amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Covered Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of the related Lender, as the case may be, a certified copy or an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for such Covered Taxes and any incremental Taxes that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(b) At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of any Lender, if such Lender is not organized under the laws of the United States, such Lender agrees to deliver to each of the Borrower, the Securities Intermediary and the Administrative Agent two (2) duly completed copies of (i) United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form) certifying that such Lender is entitled to receive payments hereunder without deduction or withholding, or at a reduced rate of withholding, of any United States federal income taxes, provided such Lender is legally able to provide such forms or (ii) United States Internal Revenue Service Form W-9 or substitute W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax. Each Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by the Administrative Agent, the Securities Intermediary or the Borrower.

ARTICLE VII

CONDITIONS TO BORROWING

The making of the Advances hereunder is subject to the following conditions precedent:

Section 7.1 Conditions Precedent to the Closing and the First Initial Advance. The Administrative Agent and the Lenders had no obligation to consummate the transactions contemplated by the Original Loan Agreement and make the First Initial Advance unless:

(a) Representations and Covenants. On and as of the date of the First Initial Advance: (i) the representations of each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer set forth in the Transaction Documents were true and correct with the same effect as if made on such date, and (ii) each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer were in compliance with the covenants set forth in the Transaction Documents to which it is a party.

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(b) Closing Documents. The Administrative Agent received all of the following, each duly executed and dated as of the Closing Date, in form and substance satisfactory to the Required Lenders:

(i) Transaction Documents. Duly executed and delivered counterparts of the Original Loan Agreement and each other Transaction Document (as defined in the Original Loan Agreement), which agreements were in full force and effect.

(ii) Resolutions; Organizational Documentation. Certified copies of resolutions for the Borrower and the Parent authorizing or ratifying the execution, delivery and performance of each Transaction Document (as defined in the Original Loan Agreement) to which it was, or would be, a party, together with certified copies of the Borrower Organizational Documents and in the case of the Parent, a certified copy of its certificate of formation and limited liability company agreement.

(iii) Consents, etc. Certified copies of all documents evidencing any necessary waivers, consents and approvals required by the Borrower, the Parent and the Servicer with respect to each Transaction Document (as defined in the Original Loan Agreement) to which it was, or would be, a party (including, without limitation, any and all approvals required for the Borrower or the Servicer to service the Collateral).

(iv) Incumbency and Signatures. A certificate of each of the Borrower, the Parent and the Servicer, certifying the names of its or its trustee’s or members, managers, directors or officers authorized to sign each Transaction Document (as defined in the Original Loan Agreement) to which it is, or will be, a party.

(v) Good Standing Certificates. Good standing certificates for each of the Borrower, the Parent and the Servicer issued as of a recent date acceptable to the Administrative Agent by: (i) the Secretary of State (or similar governmental authority) of the jurisdiction of such Person’s formation, and (ii) the Secretary of State (or similar governmental authority) of the jurisdiction where such Person’s chief executive office and principal place of business are located.

(vi) Financing Statements. Copies of UCC-1 financing statements, in form and substance satisfactory to Administrative Agent, to be filed on or before the Closing Date, naming each of the Borrower and the Parent as debtor, and Administrative Agent, for the benefit of the Secured Parties, as secured party, and other documents necessary or reasonably requested by Administrative Agent, to evidence the perfection of the Administrative Agent’s security interest in the Collateral.

(vii) Lien Search Report. Results of completed UCC and tax and judgment lien searches and court searches for the jurisdictions of formation and chief executive office of the Borrower and Parent dated within two (2) weeks before the Closing Date that named the Borrower and Parent as debtor (none of which showed any of the Collateral subject to any Liens other than those created pursuant to the Transaction Documents (as defined in the Original Loan Agreement)).

(viii) Payment of Fees. Evidence (which may be in the form of one or more wire instructions and/or confirmations) that all Fees payable under the Original Loan Agreement or under any other Transaction Document (as defined in the Original Loan Agreement) and all costs and expenses then due and payable had been paid or were paid out of the proceeds of the First Initial Advance.

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(ix) Opinions of Counsel. Opinions of counsel to the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer, in form and substance satisfactory to the Administrative Agent.

(x) Accounts. Evidence that the Accounts, the Policy Account and the Borrower Account had been established in accordance with the Transaction Documents (as defined in the Original Loan Agreement) and on the Closing Date, the amount on deposit in the Reserve Account was equal to $11,250,000 and the amount on deposit in the Payment Account was equal to $13,768,088.26.

(xi) Collateral Package. Copies of the complete Collateral Packages for the Subject Policies satisfactory to the Administrative Agent as of the Closing Date.

(xii) Consent and Estoppel Agreements. Executed consent and estoppel agreements in form and substance satisfactory to the Administrative Agent from certain contractual counterparties previously designated in writing by the Administrative Agent (including, without limitation, the Servicer, the Custodian and the Securities Intermediary).

(xiii) Insurance Consultant. Reports produced by the Insurance Consultant, in form and substance satisfactory to the Administrative Agent.

(xiv) Material Contracts. Certified copies of all material contracts and other agreements of the Borrower or relating to the Collateral.

(xv) Operational Plan and Annual Budget. The Operational Plan and Annual Budget, with respect to the Subject Policies as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent and the Insurance Consultant.

(xvi) Solvency Certificate. A certificate of solvency executed by an officer or director of the Parent, certifying that each of the Borrower and the Parent was and would be Solvent and able to pay its debts as they come due, and would have adequate capital to conduct its business.

(xvii) Others. Such other documents as the Administrative Agent may have reasonably requested.

(c) LTV. After giving effect to the First Initial Advance, the LTV did not exceed sixty percent (60.0%), as determined by the Required Lenders in their sole and absolute discretion.

(d) Reserved.

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(e) Eligible Policies. Each of the Subject Policies as of the Closing Date was an Eligible Policy, as determined by the Required Lenders in their sole and absolute discretion, it being understood that such determination shall not operate as a waiver by the Administrative Agent or any Lender of any right or remedy hereunder or under any other Transaction Document if it is subsequently discovered that any such Subject Policy was not an Eligible Policy as of the Closing Date.

(f) Delivery of Policies to Custodian. The originals of all Subject Policies (or, if not available, certified copies thereof), and all other documents comprising the related Custodial Packages (including all originals thereof, to the extent required or, if not required, to the extent available) were delivered to were held by the Custodian, including evidence that all Premiums required to be funded prior to the Closing Date in order to keep the Subject Policies in force and not in grace or lapse status through at least forty-five (45) days thereafter had been paid, and the Custodian verified to the Administrative Agent in writing its receipt of all documents required to be contained in the related Custodial Package by having delivered the required certification pursuant to the terms of the Account Control Agreement.

(g) Satisfactory Tax Review. The Required Lenders were satisfied with their review of all tax matters relating to the Borrower.

(h) Security Interest. The Required Lenders were satisfied that the Liens and security interests created under and granted by the Transaction Documents (as defined in the Original Loan Agreement) were first priority perfected exclusive Liens and would not be subject to any other senior or pari passu Liens, security interests or any other Adverse Claims prior to or after the Closing Date as determined in the Required Lenders’ sole and absolute discretion.

(i) No Material Change in Laws. Since January 1, 2015, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds had occurred or reasonably could have been expected to occur.

(j) Collateral Assignment. The Securities Intermediary or the Insurance Consultant had delivered to the related Issuing Insurance Companies a fully completed and executed collateral assignment in respect of each Subject Policy on the Closing Date, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee and the Administrative Agent received verbal confirmation on a recorded line from each of the related Issuing Insurance Companies that all such collateral assignments had been received by such Issuing Insurance Companies and no other collateral assignments were on file with such Issuing Insurance Companies.

(k) Acknowledgements. The Securities Intermediary delivered written confirmation to the Administrative Agent that it had received an Acknowledgement for each Subject Policy and had credited each Subject Policy to the Policy Account and the Securities Intermediary delivered copies of each such Acknowledgement to the Administrative Agent.

(l) Change Forms. The Securities Intermediary confirmed to the Administrative Agent in writing that it was holding completed Change Forms with respect to the Subject Policies executed by the Securities Intermediary in blank and the Administrative Agent received copies of such Change Forms.

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(m) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default had occurred and was continuing or resulted from the making of the First Initial Advance.

(n) Borrowing Request; etc. The Administrative Agent received a Borrowing Request (including (i) a confirmation that the Collateral Packages for the Subject Policies had been uploaded to the FTP Site and (ii) a Borrowing Base Certificate) for the First Initial Advance (which may have been an electronic or facsimile transmission).

(o) Third Party Releases. The Borrower and the Parent had executed and delivered all necessary third party releases with respect to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion.

(p) Insurance Consultant. The Borrower executed and delivered or caused all necessary third parties to execute and deliver all documentation and authorizations necessary for the Insurance Consultant to communicate and receive verifications of coverage and obtain other information from the Issuing Insurance Companies related to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion.

(q) Collateral Packages. The Borrower uploaded the Collateral Packages for the Subject Policies to the FTP Site.

(r) Lender Notes. Each Lender received an executed original of its Lender Note.

Section 7.2 Conditions Precedent to the Second Initial Advance. The Administrative Agent and the Lenders had no obligation to make the Second Initial Advance unless:

(a) Representations and Covenants. On and as of the date of the Second Initial Advance: (i) the representations of each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer set forth in the Transaction Documents were true and correct with the same effect as if made on such date, and (ii) each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer were in compliance with the covenants set forth in the Transaction Documents to which it is a party.

(b) Closing Documents. The Administrative Agent received all of the following, each duly executed and dated as of the date of the Second Initial Advance, in form and substance satisfactory to the Required Lenders:

(i) Good Standing Certificates. Good standing certificates for each of the Borrower, the Parent and the Servicer issued as of a recent date acceptable to the Administrative Agent by: (i) the Secretary of State (or similar governmental authority) of the jurisdiction of such Person's formation, and (ii) the Secretary of State (or similar governmental authority) of the jurisdiction where such Person's chief executive office and principal place of business are located.

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(ii) Lien Search Report. Results of completed UCC and tax and judgment lien searches and court searches for the jurisdictions of formation and chief executive office of the Borrower and Parent dated within two (2) weeks before the date of the Second Initial Advance that named the Borrower and Parent as debtor (none of which showed any of the Collateral subject to any Liens other than those created pursuant to the Transaction Documents (as defined in the Original Loan Agreement)).

(iii) Payment of Fees. Evidence (which may be in the form of one or more wire instructions and/or confirmations) that all Fees payable hereunder or under any other Transaction Document (as defined in the Original Loan Agreement) and all costs and expenses then due and payable had been paid or were paid out of the proceeds of the Second Initial Advance.

(iv) Collateral Package. Copies of the complete Collateral Packages for the Subject Policies satisfactory to the Administrative Agent as of the date of the Second Initial Advance.

(v) Insurance Consultant. Reports produced by the Insurance Consultant, in form and substance satisfactory to the Administrative Agent.

(vi) Operational Plan and Annual Budget. The Operational Plan and Annual Budget, with respect to the Subject Policies as of the date of the Second Initial Advance, in form and substance reasonably acceptable to the Administrative Agent and the Insurance Consultant.

(vii) Solvency Certificate. A certificate of solvency executed by an officer or director of the Parent, certifying that each of the Borrower and the Parent was and would be Solvent and able to pay its debts as they come due, and would have adequate capital to conduct its business.

(viii) Others. Such other documents as the Administrative Agent may have reasonably requested.

(c) LTV. After giving effect to the Second Initial Advance, the LTV did not exceed sixty percent (60.0%), as determined by the Required Lenders in their sole and absolute discretion.

(d) Reserved.

(e) Eligible Policies. Each of the Subject Policies as of the date of the Second Initial Advance was an Eligible Policy, as determined by the Required Lenders in their sole and absolute discretion, it being understood that such determination shall not operate as a waiver by the Administrative Agent or any Lender of any right or remedy hereunder or under any other Transaction Document if it is subsequently discovered that any such Subject Policy was not an Eligible Policy as of the date of the Second Initial Advance.

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(f) Delivery of Policies to Custodian. The originals of all Subject Policies (or, if not available, certified copies thereof), and all other documents comprising the related Custodial Packages (including all originals thereof, to the extent required or, if not required, to the extent available) were delivered to and are held by the Custodian, including evidence that all Premiums required to be funded prior to the date of Second Initial Advance in order to keep the Subject Policies in force and not in grace or lapse status through at least forty-five (45) days thereafter had been paid, and the Custodian verified to the Administrative Agent in writing its receipt of all documents required to be contained in the related Custodial Package by having delivered the required certification pursuant to the terms of the Account Control Agreement.

(g) Security Interest. The Required Lenders were satisfied that the Liens and security interests created under and granted by the Transaction Documents (as defined in the Original Loan Agreement) were first priority perfected exclusive Liens and would not be subject to any other senior or pari passu Liens, security interests or any other Adverse Claims prior to or after the date of the Second Initial Advance as determined in the Required Lenders' sole and absolute discretion.

(h) No Material Change in Laws. Since January 1, 2015, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds had occurred or reasonably could have been expected to occur.

(i) Collateral Assignment. The Securities Intermediary or the Insurance Consultant had delivered to the related Issuing Insurance Companies a fully completed and executed collateral assignment in respect of each Subject Policy on or prior to the date of the Second Initial Advance, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee and the Administrative Agent received verbal confirmation on a recorded line from each of the related Issuing Insurance Companies that all such collateral assignments had been received by such Issuing Insurance Companies and no other collateral assignments were on file with such Issuing Insurance Companies.

(j) Acknowledgements. The Securities Intermediary delivered written confirmation to the Administrative Agent that it had received an Acknowledgement for each Subject Policy and had credited each Subject Policy to the Policy Account and the Securities Intermediary delivered copies of each such Acknowledgement to the Administrative Agent.

(k) Change Forms. The Securities Intermediary confirmed to the Administrative Agent in writing that was holding completed Change Forms with respect to the Subject Policies executed by the Securities Intermediary in blank and the Administrative Agent received copies of such Change Forms.

(l) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default had occurred was continuing or resulted from the making of the Second Initial Advance.

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(m) Borrowing Request; etc. The Administrative Agent received a Borrowing Request (including (i) a confirmation that the Collateral Packages for the Subject Policies had been uploaded to the FTP Site and (ii) a Borrowing Base Certificate) for the Second Initial Advance (which may have been an electronic or facsimile transmission).

(n) Third Party Releases. The Borrower and the Parent had executed and delivered all necessary third party releases with respect to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion.

(o) Insurance Consultant. The Borrower executed and delivered or caused all necessary third parties to execute and deliver all documentation and authorizations necessary for the Insurance Consultant to communicate and receive verifications of coverage and obtain other information from the Issuing Insurance Companies related to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion.

(p) Collateral Packages. The Borrower uploaded the Collateral Packages for the Subject Policies to the FTP Site.

(q) Transaction Documents. Each of the Transaction Documents (as defined in the Original Loan Agreement) was in full force and effect.

(r) Commitments. The Lenders' Commitments had not been terminated.

(s) Material Adverse Effect. No event occurred that could reasonably have been expected to have a Material Adverse Effect.

Section 7.3 Conditions Precedent to each Ongoing Maintenance Advance. The Administrative Agent and the Lenders shall have no obligation to make an Ongoing Maintenance Advance unless:

(a) Representations and Covenants. On and as of the date of such Ongoing Maintenance Advance: (i) the representations of each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer set forth in the Transaction Documents shall be true and correct with the same effect as if made on such date, and (ii) each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer shall be in compliance with the covenants set forth in the Transaction Documents to which it is a party.

(b) Fees. All Fees due and payable shall have been paid.

(c) LTV. After giving effect to such Ongoing Maintenance Advance, the LTV shall not exceed sixty percent (60.0%), as determined by the Required Lenders in their sole and absolute discretion.

(d) Borrowing Base. Such Ongoing Maintenance Advance shall not exceed an amount such that such Ongoing Maintenance Advance, when taken together with the outstanding balance of all previous Advances (including any Protective Advances), would cause the aggregate outstanding balance of the Advances to exceed the Borrowing Base as of the date of such Ongoing Maintenance Advance.

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(e) No Liens; First Priority Security Interest. There shall be no encumbrance or Lien on any of the Collateral other than Liens or encumbrances created or expressly permitted under the Transaction Documents.

(f) No Material Change in Laws. Since January 1, 2015, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds shall have occurred or reasonably could be expected to occur.

(g) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Ongoing Maintenance Advance.

(h) Borrowing Request; etc. The Administrative Agent shall have received a Borrowing Request (including a Borrowing Base Certificate) for such Ongoing Maintenance Advance (which may be an electronic or facsimile transmission).

(i) Transaction Documents. Each of the Transaction Documents shall be in full force and effect.

(j) Commitments. The Lenders' Commitments shall have not been terminated.

(k) Material Adverse Effect. No event shall have occurred during the shorter of (i) the three (3) year period preceding the date of such Ongoing Maintenance Advance and (ii) the period of time commencing on the Closing Date and ending on the date of such Ongoing Maintenance Advance, that could reasonably be expected to have a Material Adverse Effect.

(l) Other Ongoing Maintenance Advances. The Lenders shall not have made more than two (2) other Ongoing Maintenance Advances in the calendar month of the proposed Advance Date for such Ongoing Maintenance Advance.

(m) Advance Date. The proposed Advance Date for such Ongoing Maintenance Advance is on or after March 14, 2017 and on or prior to the Commitment Termination Date.

Section 7.4 Conditions Precedent to each Additional Policy Advance. The making of each Additional Policy Advance is subject to conditions precedent to be determined by the Lenders in their sole and absolute discretion.

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Section 7.5 Lender Valuation.

(a) Lender Valuation. With respect to each Distribution Date occurring prior to September 27, 2027, the Administrative Agent shall, within three (3) Business Days prior to the related Calculation Date, provide the Borrower with the Lender Valuation of the Pledged Policies (including the amount of the Lender Valuation allocated to each individual Pledged Policy) as of such Calculation Date, along with the calculation of the Borrowing Base. In addition, prior to September 27, 2027, with respect to each calendar month in which a Distribution Date does not occur, the Administrative Agent shall, within ten (10) Business Days after the last day of the immediately preceding calendar month, provide the Borrower with the Lender Valuation of the Pledged Policies (including the amount of the Lender Valuation allocated to each individual Pledged Policy) as of the last day of the immediately preceding calendar month. The Borrower and Required Lenders hereby acknowledge that the methodology and metrics utilized by the Required Lenders in determining the Lender Valuation may be different than the methodology and metrics utilized by the Borrower and its Affiliates in determining the value of the Pledged Policies in connection with preparing the financial statements of the Borrower and its Affiliates.

(b) Lender Valuation Dispute. Subject to the third to last sentence of this Section 7.5(b), if the Borrower disagrees with a Lender Valuation relating to a determination of the LTV, it may dispute such Lender Valuation (a “Valuation Dispute”). The Borrower shall obtain a valuation of the Collateral from a third-party acceptable to the Required Lenders in their commercially reasonable judgment who is experienced in valuing Policies (a “Borrower Valuation”). In the event the Borrower Valuation (A) is more than ten percent (10%) higher than the Lender Valuation of the Pledged Policies and (B) results in an LTV of less than fifty percent (50%), then, at the Administrative Agent’s option, (i) on the first Distribution Date occurring after the Borrower obtains such Borrower Valuation, such Borrower Valuation will be used for the determination of the LTV and the Cash Sweep shall be based on such determination (and for each subsequent Distribution Date, the Lender Valuation, as determined by the Administrative Agent from time to time, will be used for all subsequent determinations of the LTV, subject to the Borrower initiating any future Valuation Disputes in accordance with the terms hereof) or (ii) the Administrative Agent may request in writing that the Borrower repay all the Advances outstanding plus accrued interest and expenses in respect thereof (a “Payoff Notice”). If the Borrower does not repay such amount in full within one hundred eighty (180) days of the Payoff Notice, the Borrower will no longer have the right to initiate a Valuation Dispute and the Lender Valuation, as determined by the Administrative Agent from time to time, will be used for all subsequent determinations of the LTV. During such one hundred eighty (180) day period, the LTV and the related Lender Valuation shall equal the amounts as initially calculated by the Required Lenders and the Cash Sweep shall be based on such initial calculation. No Yield Maintenance Fee shall be payable in connection with the repayment of Advances by the Borrower pursuant to this Section 7.5(b).

Section 7.6 Conditions Precedent to First Advance Following the Amended and Restated Closing Date. In addition to the conditions precedent set forth in Section 7.3 and Section 7.4, as applicable, the making of the first Advance on or following the Amended and Restated Closing Date is subject to the following further conditions precedent:

(a) Representations and Covenants. On and as of the date of the making of such Advance: (i) the representations of each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer set forth in the Transaction Documents shall be true and correct with the same effect as if made on such date, and (ii) each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer shall be in compliance with the covenants set forth in the Transaction Documents to which it is a party.

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(b) Closing Documents. The Administrative Agent shall have received all of the following, each duly executed and dated as of the Amended and Restated Closing Date, in form and substance satisfactory to the Required Lenders:

(i) Transaction Documents. Duly executed and delivered counterparts of this Loan Agreement and each other Transaction Document, which agreements shall be in full force and effect.

(ii) Resolutions; Organizational Documentation. Certified copies of resolutions for the Borrower and the Parent authorizing or ratifying the execution, delivery and performance of each Transaction Document to which it is, or will be, a party, together with certified copies of the Borrower Organizational Documents and in the case of the Parent, a certified copy of its certificate of formation and limited liability company agreement.

(iii) Consents, etc. Certified copies of all documents evidencing any necessary waivers, consents and approvals required by the Borrower, the Parent and the Servicer with respect to each Transaction Document to which it is a party (including, without limitation, any and all approvals required for the Borrower or the Servicer to service the Collateral).

(iv) Incumbency and Signatures. A certificate of each of the Borrower, the Parent and the Servicer, certifying the names of its or its trustee’s or members, managers, directors or officers authorized to sign each Transaction Document to which it is, or will be, a party.

(v) Good Standing Certificates. Good standing certificates for each of the Borrower, the Parent and the Servicer issued as of a recent date acceptable to the Administrative Agent by: (i) the Secretary of State (or similar governmental authority) of the jurisdiction of such Person’s formation, and (ii) the Secretary of State (or similar governmental authority) of the jurisdiction where such Person’s chief executive office and principal place of business are located.

(vi) Financing Statements. Copies of UCC-1 financing statements, in form and substance satisfactory to Administrative Agent, to be filed on or before the Amended and Restated Closing Date, naming each of the Borrower and the Parent as debtor, and Administrative Agent, for the benefit of the Secured Parties, as secured party, and other documents necessary or reasonably requested by Administrative Agent, to evidence the perfection of the Administrative Agent’s security interest in the Collateral.

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(vii) Lien Search Report. Results of completed UCC and tax and judgment lien searches and court searches for the jurisdictions of formation and chief executive office of the Borrower and Parent dated within two (2) weeks before the Amended and Restated Closing Date that name the Borrower and Parent as debtor (none of which shall show any of the Collateral subject to any Liens other than those created pursuant to the Transaction Documents).

(viii) Payment of Fees. Evidence (which may be in the form of one or more wire instructions and/or confirmations) that all Fees payable hereunder or under any other Transaction Document and all costs and expenses then due and payable have been paid or will be paid out of the proceeds of the first Advance on or following the Amended and Restated Closing Date.

(ix) Opinions of Counsel. Opinions of counsel to the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer, in form and substance satisfactory to the Administrative Agent.

(x) Accounts. Evidence that the Accounts, the Policy Account and the Borrower Account have been established in accordance with the Transaction Documents.

(xi) Collateral Package. Copies of the complete Collateral Packages for the Subject Policies satisfactory to the Administrative Agent as of the date of the making of such Advance.

(xii) Consent and Estoppel Agreements. Executed consent and estoppel agreements in form and substance satisfactory to the Administrative Agent from certain contractual counterparties previously designated in writing by the Administrative Agent (including, without limitation, the Servicer, the Custodian and the Securities Intermediary).

(xiii) Insurance Consultant. Reports produced by the Insurance Consultant, in form and substance satisfactory to the Administrative Agent.

(xiv) Material Contracts. Certified copies of all material contracts and other agreements of the Borrower or relating to the Collateral.

(xv) Operational Plan and Annual Budget. The Operational Plan and Annual Budget, with respect to the Subject Policies as of the Amended and Restated Closing Date, in form and substance reasonably acceptable to the Administrative Agent and the Insurance Consultant.

(xvi) Solvency Certificate. A certificate of solvency executed by an officer or director of the Parent, certifying that each of the Borrower and the Parent is and will be Solvent and able to pay its debts as they come due, and will have adequate capital to conduct its business.

(xvii) Others. Such other documents as the Administrative Agent may reasonably request.

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(c) LTV. After giving effect to the first Advance on or following the Amended and Restated Closing Date, the LTV shall not exceed sixty percent (60.0%), as determined by the Required Lenders in their sole and absolute discretion.

(d) Eligible Policies. Each of the Subject Policies as of the date of the making of such Advance shall be an Eligible Policy, as determined by the Required Lenders in their sole and absolute discretion.

(e) Delivery of Policies to Custodian. The originals of all Subject Policies (or, if not available, certified copies thereof), and all other documents comprising the related Custodial Packages (including all originals thereof, to the extent required or, if not required, to the extent available) shall have been delivered to and are held by the Custodian, including evidence that all Premiums required to be funded prior to the date of the making of such advance in order to keep the Subject Policies in force and not in grace or lapse status through at least forty-five (45) days thereafter have been paid, and the Custodian shall have verified to the Administrative Agent in writing its receipt of all documents required to be contained in the related Custodial Package by delivering the required certification pursuant to the terms of the Account Control Agreement.

(f) Satisfactory Tax Review. The Required Lenders shall be satisfied with their review of all tax matters relating to the Borrower.

(g) Security Interest. The Required Lenders shall be satisfied that the Liens and security interests created under and granted by the Transaction Documents are first priority perfected exclusive Liens and will not be subject to any other senior or pari passu Liens, security interests or any other Adverse Claims prior to or after the Amended and Restated Closing Date as determined in the Required Lenders’ sole and absolute discretion.

(h) No Material Change in Laws. Since January 1, 2015, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds shall have occurred or reasonably could be expected to occur.

(i) Collateral Assignment. The Securities Intermediary or the Insurance Consultant shall have delivered to the related Issuing Insurance Companies a fully completed and executed collateral assignment in respect of each Subject Policy on the date of the making of such Advance, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee and the Administrative Agent shall have received verbal confirmation on a recorded line from each of the related Issuing Insurance Companies that all such collateral assignments have been received by such Issuing Insurance Companies and no other collateral assignments are on file with such Issuing Insurance Companies.

(j) Acknowledgements. The Securities Intermediary shall have delivered written confirmation to the Administrative Agent that it has received an Acknowledgement for each Subject Policy and has credited each Subject Policy to the Policy Account and the Securities Intermediary shall have delivered copies of each such Acknowledgement to the Administrative Agent.

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(k) Change Forms. The Securities Intermediary shall have confirmed to the Administrative Agent in writing that it is holding completed Change Forms with respect to the Subject Policies executed by the Securities Intermediary in blank and the Administrative Agent shall have received copies of such Change Forms.

(l) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of the first Advance on or following the Amended and Restated Closing Date.

(m) Borrowing Request; etc. The Administrative Agent shall have received a Borrowing Request (including (i) a confirmation that the Collateral Packages for the Subject Policies have been uploaded to the FTP Site and (ii) a Borrowing Base Certificate) for the first Advance on or following the Amended and Restated Closing Date (which may be an electronic or facsimile transmission).

(n) Third Party Releases. The Borrower and the Parent shall have executed and delivered all necessary third party releases with respect to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion.

(o) Insurance Consultant. The Borrower shall have executed and delivered or caused all necessary third parties to execute and deliver all documentation and authorizations necessary for the Insurance Consultant to communicate and receive verifications of coverage and obtain other information from the Issuing Insurance Companies related to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion.

(p) Collateral Packages. The Borrower shall have uploaded the Collateral Packages for the Subject Policies to the FTP Site.

(q) Lender Notes. Each Lender shall have received an executed original of its Lender Note.

(r) Advance Date. The proposed Advance Date is on or prior to the Commitment Termination Date.

(s) Transaction Documents. Each of the Transaction Documents is in full force and effect.

(t) Commitments. The Lenders' Commitments have not been terminated.

(u) Material Adverse Effect. No event has occurred that could reasonably be expected to have a Material Adverse Effect.

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Section 7.7 Release. AS AN ADDITIONAL MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT AND THE LENDERS TO MAKE THE FIRST ADVANCE ON OR FOLLOWING THE AMENDED AND RESTATED CLOSING DATE, UPON THE MAKING OF THE FIRST ADVANCE ON OR FOLLOWING THE AMENDED AND RESTATED CLOSING DATE, THE BORROWER, ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND CONSTITUENTS (WHETHER OR NOT A PARTY HERETO) (BORROWER AND SUCH SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND CONSTITUENTS BEING REFERRED TO HEREIN COLLECTIVELY AND INDIVIDUALLY, AS “OBLIGORS, ET AL.”), FULLY, FINALLY AND COMPLETELY RELEASES AND FOREVER DISCHARGES THE LENDERS, THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE OWNERS, SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, “LENDER, ET AL.”) OF AND FROM ANY AND ALL CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY THEREOF RELATING TO THE ADVANCES, AND WAIVES AND RELEASES ANY DEFENSE, RIGHT OF COUNTERCLAIM, RIGHT OF SET-OFF OR DEDUCTION TO THE PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THE LENDER NOTES AND/OR ANY OTHER TRANSACTION DOCUMENT WHICH OBLIGORS, ET AL. MAY HAVE OR MAY CLAIM TO HAVE AGAINST LENDER, ET AL., OR ANY THEREOF, ARISING OUT OF, CONNECTED WITH OR RELATING TO ANY AND ALL ACTS, OMISSIONS OR EVENTS OCCURRING PRIOR TO THE DATE OF THE MAKING OF THE FIRST ADVANCE ON OR FOLLOWING THE AMENDED AND RESTATED CLOSING DATE. THE BORROWER HEREBY ACKNOWLEDGES, REPRESENTS AND WARRANTS TO THE LENDERS AND THE ADMINISTRATIVE AGENT THAT IT AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES AND CLAIMS WHICH ARE RELEASED BY THE PROVISIONS HEREOF IN FAVOR OF LENDER, ET AL., AND WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY FEDERAL, STATE OR LOCAL LAW OR STATUTE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES OR CLAIMS. THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS EACH OF THE PROVISIONS OF THIS RELEASE. THE BORROWER FULLY UNDERSTANDS THAT THIS RELEASE CONSTITUTES A GENERAL RELEASE, AND THAT IT HAS IMPORTANT LEGAL CONSEQUENCES. THE BORROWER CONFIRMS THAT IT WILL HEREBY RELEASE ANY AND ALL RELEASED CLAIMS THAT IT MAY INDIVIDUALLY HAVE AS OF THE DATE OF THE MAKING OF THE FIRST ADVANCE ON OR FOLLOWING THE AMENDED AND RESTATED CLOSING DATE. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS HAD A FULL AND FAIR OPPORTUNITY TO OBTAIN A LAWYER’S ADVICE CONCERNING THE LEGAL CONSEQUENCES OF THIS RELEASE AND WAIVER.

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Section 7.8 Additional Representations and Warranties (Second Initial Advance). As an additional material inducement to the Administrative Agent and the Lenders to make the Second Initial Advance, Borrower represented and warranted to, and agreed with, the Lenders and the Administrative Agent that, as of the date of the making of the Second Initial Advance, the Borrower had no defense, counterclaim or offset to the payment or performance of any of the Borrower's obligations in regard to the Advances or any of the Transaction Documents (as defined in the Original Loan Agreement) and the Liens created and granted by the Transaction Documents (as defined in the Original Loan Agreement) continued unimpaired and of first priority and secured all existing and future obligations owed to the Lenders and/or the Administrative Agent in regard to the Advances.

Section 7.9 Additional Representations and Warranties (First Advance Following the Amended and Restated Closing Date). As an additional material inducement to the Administrative Agent and the Lenders to make the first Advance following the Amended and Restated Closing Date, Borrower hereby represents and warrants to, and agrees with, the Lenders and the Administrative Agent that, as of the date of the making of the first Advance on or following the Amended and Restated Closing Date, the Borrower has no defense, counterclaim or offset to the payment or performance of any of the Borrower's obligations in regard to the Advances or any of the Transaction Documents and the Liens created and granted by the Transaction Documents continue unimpaired and of first priority and secure all existing and future obligations owed to the Lenders and/or the Administrative Agent in regard to the Advances.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1 Representations and Warranties of the Borrower. The Borrower makes the following representations and warranties to the Administrative Agent and each Lender:

(a) Organization, etc. The Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Delaware (and is not organized under the laws of any other jurisdiction or Governmental Authority) with the requisite power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Borrower is duly licensed or qualified to do business as a foreign entity in good standing in each jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization. The Borrower has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Loan Agreement and each of the other Transaction Documents to which it is a party, and (ii) to borrow money on the terms and subject to the conditions herein provided, and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Loan Agreement and the other Transaction Documents to which it is a party, the borrowing hereunder on the terms and conditions of this Loan Agreement and the granting of security therefor on the terms and conditions provided herein.

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(c) No Violation. The consummation of the transactions contemplated by this Loan Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not and do not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the Borrower Organizational Documents, or (ii) any indenture, loan agreement, pooling and servicing agreement, sale agreement, purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, sale agreement, purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents or (c) violate any law or any order, rule, or regulation applicable to the Borrower or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or any of its properties.

(d) Validity and Binding Nature. This Loan Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Borrower and the other parties thereto will be, the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body required for the due execution, delivery or performance by the Borrower of any Transaction Document to which it is a party, remains unobtained or unfiled.

(f) Solvency. As of each Advance Date, after giving effect to each Advance made on such Advance Date, the Borrower was, is and will be Solvent and able to pay its debts as they come due, and had and will have adequate capital to conduct its business.

(g) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

(h) Quality of Title. As of each Advance Date, the Collateral, including, without limitation, the Pledged Policies (which, for the avoidance of doubt, includes any Subject Policies), was and is owned by the Borrower (directly or through the Securities Intermediary) free and clear of any Adverse Claim.

(i) No Rescission. As of each Advance Date, no prior seller of any Pledged Policy or Subject Policy or any other Person which had an interest in any Pledged Policy or Subject Policy had or has exercised or, to the knowledge of the Borrower, the Parent or any Affiliate of any of them, attempted to exercise the right to rescind the sale of any Pledged Policy or Subject Policy.

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(j) Perfection. This Loan Agreement, the Account Control Agreement, the collateral assignments filed in respect of the Pledged Policies and the financing statements filed in connection with this Loan Agreement create a valid first priority security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, which security interest has been perfected (free and clear of any Adverse Claim) as security for the Obligations. As of the Closing Date and the date of the Second Initial Advance, no effective financing statement or other instrument similar in effect covering any of the Collateral (including, without limitation, any Pledged Policies) or any interest therein owned by the Borrower (directly or through the Securities Intermediary) was on file in any recording office except for financing statements in favor of the Administrative Agent (for the benefit of the Secured Parties) in accordance with the Original Loan Agreement and the other Transaction Documents (as defined in the Original Loan Agreement). As of the Amended and Restated Closing Date and the date of any Advance following the Amended and Restated Closing Date, no effective financing statement or other instrument similar in effect covering any of the Collateral (including, without limitation, any Pledged Policies) or any interest therein owned by the Borrower (directly or through the Securities Intermediary) is on file in any recording office except for financing statements in favor of the Administrative Agent (for the benefit of the Secured Parties) in accordance with this Loan Agreement and the other Transaction Documents.

(k) Offices. The principal place of business and chief executive office of the Parent and of the Borrower is located at the address set forth on Schedule 13.2 (or at such other locations, notified to the Administrative Agent in jurisdictions where all action required hereby has been taken and completed).

(l) Compliance with Applicable Laws; Licenses, etc.

(i) The Borrower is in compliance with the requirements of all Applicable Laws, a breach of any of which, individually or in the aggregate, could reasonably be expected to have an adverse effect on any of the Pledged Policies, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(ii) The Borrower has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have an adverse effect on any of the Pledged Policies, any other Collateral, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(iii) The Borrower has complied with all licensure requirements in each state in which it is required to be specifically registered or licensed as a purchaser, owner or servicer of life insurance policies.

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(iv) There has been no event or circumstance that could reasonably be expected to result in the revocation of any license, permit, franchise or other governmental authorization of the Borrower necessary to the ownership of its properties or to the conduct of its business.

(m) No Proceedings. There is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Borrower is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of the Borrower, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Borrower that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of the Borrower, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Loan Agreement, the Lender Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Lender Notes or the consummation of any of the other transactions contemplated by this Loan Agreement or any other Transaction Document, (C) seeking to adversely affect the federal income tax attributes of the Borrower or (D) asserting that any Pledged Policy or Policy to become a Pledged Policy is invalid, void or otherwise unenforceable for any reason.

(n) Investment Company Act, Etc. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to Section 3(c)(1) or Section 3(c)(7) thereof. The Borrower is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(o) Eligible Policies. As of the Closing Date, (i) each Pledged Policy was an Eligible Policy and no Pledged Policy was subject to any Applicable Law that made unlawful the sale, transfer or assignment of such Pledged Policy and (ii) with respect to each Pledged Policy, the Borrower was not aware of any agreements, documents, assignments or instruments related to such Policy except for those documents, assignments, and instruments that constitute and were included in the related Collateral Package that was delivered to the Administrative Agent and such Collateral Package contained, at the very least, the documents set forth in Exhibit M to the Account Control Agreement. As of the date of the Borrowing Request relating to the Second Initial Advance and the date of the Second Initial Advance, (i) each Policy that became a Pledged Policy on the relevant Advance Date was an Eligible Policy and was not subject to any Applicable Law that makes unlawful the sale, transfer or assignment of such Policy and (ii) with respect to each Policy that became a Pledged Policy on the relevant Advance Date, the Borrower was not aware of any agreements, documents, assignments or instruments related to such Policy except for those documents, assignments, and instruments that constituted and were included in the related Collateral Package that was delivered to the Administrative Agent and such Collateral Package contained, at the very least, the documents set forth in Exhibit M to the Account Control Agreement. As of the date of any Borrowing Request relating to an Additional Policy Advance and the date of such Additional Policy Advance, (i) each Additional Policy that will become a Pledged Policy on the relevant Advance Date is or will be an Eligible Policy and is not subject to any Applicable Law that makes unlawful the sale, transfer or assignment of such Additional Policy and (ii) with respect to each Additional Policy that will become a Pledged Policy on the relevant Advance Date, the Borrower is not aware of any agreements, documents, assignments or instruments related to such Policy except for those documents, assignments, and instruments that constitute and were included in the related Collateral Package that was delivered to the Administrative Agent and such Collateral Package contains, at the very least, the documents set forth in Exhibit M to the Account Control Agreement.

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(p) Accuracy of Information. To the best of the Borrower’s knowledge and belief, after due inquiry, and in reliance on information provided by third parties, all information furnished by, or on behalf of, the Borrower to the Administrative Agent or any other Secured Party in connection with any Transaction Document, or any transaction contemplated thereby, is or was as of the date it was furnished (if such information was furnished on an earlier date) true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

(q) No Material Adverse Change. Since the Borrower’s formation, there has been no material adverse change in (A) the Borrower’s (i) financial condition, business or operations or (ii) ability to perform its obligations under any Transaction Document to which the Borrower is a party or (B) any of the Collateral.

(r) Trade Names and Subsidiaries. The Borrower has not used any other names, trade names or assumed names for the five year period preceding the date of this Loan Agreement. The Borrower has no Subsidiaries nor owns or holds, directly or indirectly, any equity interest in any Person.

(s) Accounts. Set forth in Schedule 8.1(s) is a complete and accurate description, as of the Amended and Restated Closing Date, of the existing Accounts, the Policy Account and the Borrower Account. The Accounts and the Policy Account have each been validly and effectively assigned to the Administrative Agent, for the benefit of the Secured Parties, and shall be encumbered by the Lien created pursuant to this Loan Agreement and the Account Control Agreement. The Account Control Agreement is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity). Neither the Borrower nor the Servicer has granted any interest in any of the Accounts or the Policy Account to any Person other than the Administrative Agent and the Administrative Agent has “control” of the Accounts and the Policy Account within the meaning of the applicable UCC.

(t) Financial Statements. The financial statements required to be delivered pursuant to Section 9.1(d): (i) were, as of the date and for the periods referred to therein, complete and correct in all material respects, (ii) presented fairly the financial condition and results of operations of the related Person as at such time and (iii) were prepared in accordance with GAAP, consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).

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(u) No Event of Default. No Event of Default or Unmatured Event of Default has occurred or is continuing, or, in relation to any Borrowing Request, will result from the funding of the Advance and use of funds specified therein.

(v) Foreign Assets Control Regulations, Etc.

(i) Neither the Borrower nor the Servicer nor any Affiliate of any of them is (A) a person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (B) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other person, entity, organization and government of a country described in clause (B), a “Blocked Person”).

(ii) No part of the proceeds from the Advances issued hereunder or under the Original Loan Agreement constituted or constitutes or will constitute funds obtained on behalf of any Blocked Person or was used or will otherwise be used, directly by the Borrower or indirectly by the Borrower, the Servicer, the Parent or any Affiliate of any of them in connection with any investment in, or, to the Borrower’s actual knowledge, any transactions or dealings with, any Blocked Person.

(iii) To the Borrower’s actual knowledge, none of the Borrower, the Parent, the Servicer or any Affiliate of any of them (A) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any Applicable Law (collectively, “Anti-Money Laundering Laws”), (B) has been assessed civil penalties under any Anti-Money Laundering Laws or (C) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Borrower has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Borrower and each Affiliate thereof is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(iv) No part of the proceeds from Advances funded hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Borrower has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Borrower and each Affiliate thereof is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

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(w) Transaction Documents. The Borrower has not entered into any agreements or instruments other than the Transaction Documents. Since the date of its formation, the Borrower has not engaged in any activities except as those expressly permitted by the LLC Agreement and the other Transaction Documents.

(x) Retained Death Benefit Policies.  As of each Advance Date, all Pledged Policies that constitute Retained Death Benefit Policies are listed on Schedule 8.1(x) and, except as set forth on Schedule 8.1(x), the portion of the Net Death Benefit payable to any Person other than the Securities Intermediary does not exceed fifteen percent (15%) of the Net Death Benefit of any such Retained Death Benefit Policy.

ARTICLE IX

COVENANTS

Section 9.1 Affirmative Covenants. Until the first day following the date on which all of the Obligations are performed and paid in full and this Loan Agreement is terminated, the Borrower hereby covenants and agrees as follows:

(a) Compliance with Laws, Etc. The Borrower shall comply in all material respects with all Applicable Laws.

(b) Preservation of Existence. The Borrower shall preserve and maintain its existence, rights, franchises and privileges, and sole jurisdiction of formation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could have an adverse effect on any of the Pledged Policies, any other Collateral, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(c) Performance and Compliance with the Transaction Documents and Pledged Policies. The Borrower shall timely and fully perform and comply in all material respects with all provisions, obligations, covenants and other promises required to be observed by it under the Transaction Documents and otherwise with respect to the Pledged Policies.

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(d) Reporting Requirements. During the term of this Loan Agreement, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

(i) (x) as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the unaudited financial statements of the Borrower or the Parent (so long as such unaudited financial statements are on a consolidated basis and include the Borrower), as of the end of such fiscal quarter, certified by an officer or director of the Borrower, the Parent or their investment manager (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter), delivery of which financial statements shall be accompanied by a certificate of such officer or director to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if an Event of Default or Unmatured Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending in 2016), a copy of the audited annual balance sheet for such fiscal year of the Borrower or the Parent (so long as such audited annual balance sheet is on a consolidated basis and includes the Borrower), as at the end of such fiscal year, together with the related audited statements of earnings, stockholders’ equity and cash flows for such fiscal year, certified by an officer or director of the Borrower or the Parent (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal year, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a certificate of such officer or Director to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing;

(ii) as soon as possible and in any event within three (3) Business Days after any officer of the Borrower or the Parent has actual knowledge of (A) the occurrence of an Event of Default or an Unmatured Event of Default, an officer’s certificate of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect thereto and (B) the downgrade, withdrawal or suspension of the financial strength rating of any Issuing Insurance Company, notice to the Administrative Agent thereof;

(iii) a copy of the Servicer Report on each Servicer Report Date;

(iv) promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Subject Policies or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Lender under or as contemplated by this Loan Agreement and the other Transaction Documents, including but not limited to, upon each sale of a Pledged Policy, a report that shall include such information as the Administrative Agent shall reasonably request, calculated as of before such sale and after such sale, taking into account the application of the proceeds of such sale;

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(v) as soon as possible upon learning of the death of any Insured, an email notification to the Administrative Agent of (A) the identity of such Insured, (B) the cost basis of the Pledged Policy relating to such Insured (purchase price paid by the first person that purchased such Pledged Policy that was an Affiliate of the Borrower or the Parent, or, if such Pledged Policy was acquired by such Affiliate in a foreclosure process, the amount of indebtedness allocated to such Pledged Policy by such Affiliate plus any additional accrued and unpaid interest thereon as of the date of foreclosure and, in each case, plus premiums paid thereon after the date of foreclosure or purchase, as applicable, and until the date of the death of such Insured), (C) the Net Death Benefit of the Pledged Policy relating to such Insured, (D) the two (2) Life Expectancy Reports delivered with respect to such Insured relating to the applicable Advance and the names of the Pre-Approved Medical Underwriters which provided such Life Expectancy Reports (unless the related Pledged Policy is a Small Face Policy, in which case, the Life Expectancy Report delivered with respect to such Insured relating to the applicable Advance and the name of the medical underwriter which provided such Life Expectancy Report, which medical underwriter shall be AVS, Fasano or another medical underwriter approved by the Required Lenders in their sole and absolute discretion), (E) the date the Pledged Policy was first acquired by an Affiliate of the Borrower or the Parent relating to such Insured and (F) the date of birth and date of death of such Insured;

(vi) no later than the Closing Date, and thereafter on December 1 of each calendar year (including the current calendar year), an annual budget substantially in form of Exhibit E (each, an “Annual Budget”). Within five (5) Business Days of delivery of the first such Annual Budget, and thereafter within twenty (20) Business Days of delivery of each subsequent Annual Budget to the Administrative Agent and each Lender, the Required Lenders will specify to the Administrative Agent, and the Administrative Agent will advise the Borrower the amount they have approved in their sole discretion for funding through Advances and/or Collections in respect of Expenses and scheduled Premiums on the Pledged Policies for (a) in the case of the first such Annual Budget, the current calendar year, and (b) in the case of any subsequent Annual Budget the succeeding calendar year; provided that at any time, in their sole discretion, the Required Lenders may notify the Administrative Agent and Borrower that they approve increases in such amounts or direct decreases in such amounts; and

(vii) to the extent not prohibited by Applicable Law, within two (2) Business Days after receipt by the Borrower or any Affiliate thereof, all notices, communications and other information (including medical information) related to a Pledged Policy or a related Insured.

(e) Use of Advances. The Borrower shall use the proceeds of Advances in accordance with Section 2.8(a).

(f) Separate Legal Entity. The Borrower hereby acknowledges that each Lender and the Administrative Agent are entering into the transactions contemplated by this Loan Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from the members, shareholders or other equity owners of the Parent or any other Person. Therefore, from and after the Closing Date, the Borrower shall take all reasonable steps to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1(b), the Borrower shall take such actions as shall be required in order that:

(i) The Borrower will be a limited liability company whose primary activities are restricted in the Borrower Organizational Documents to acquiring and owning Pledged Policies and financing the acquisition thereof pursuant to this Loan Agreement;

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(ii) At least one director of the Borrower (the “Independent Director”) shall be an individual who (i) is not a present or former director, manager, officer, employee, supplier, customer or five percent (5%) beneficial owner of the outstanding common stock of any Person or entity beneficially owning any outstanding shares of common stock or other equity interest of the Parent or any Affiliate thereof and (ii) has at least three years of employment experience with one or more entities with a national reputation and presence that provide, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and is currently employed by such an entity; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Director solely because such individual serves or has served in the capacity of an “independent director” or similar capacity for special purpose entities formed by the Borrower or any of its Affiliates. The Borrower Organizational Documents shall provide that (i) the board of directors or the equity owners of the Borrower shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

(iii) Any employee, consultant or agent of the Borrower will be compensated from funds of the Borrower, as appropriate, for services provided to the Borrower;

(iv) The Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that the Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

(v) The Borrower shall hold itself out as a separate entity;

(vi) The Borrower’s operating expenses will not be paid by any other Person except as permitted under the terms of this Loan Agreement;

(vii) The Borrower’s books and records will be maintained separately from those of any other Person;

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(viii) The Borrower shall pay its own liabilities out of its own funds;

(ix) The Borrower shall not acquire any obligations or securities of its partners or shareholders;

(x) All audited financial statements of any Person that are consolidated to include the Borrower will contain notes clearly stating that (A) all of the Borrower’s assets are owned by the Borrower, and (B) the Borrower is a separate entity;

(xi) The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

(xii) The Borrower will strictly observe appropriate formalities in its dealings with all other Persons, and funds or other assets of the Borrower will not be commingled with those of any other Person, other than temporary commingling in connection with servicing the Pledged Policies to the extent explicitly permitted by the other Transaction Documents;

(xiii) The Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person other than, for avoidance of doubt, life insurance policies purchased by the Borrower for investment purposes and pledged to the Administrative Agent and the Lenders hereunder;

(xiv) The Borrower shall maintain an arm’s length relationship with its Affiliates;

(xv) Any Person that renders or otherwise furnishes services to the Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. The Borrower will not hold itself out to be responsible for the debts of any other Person; and

(xvi) The Borrower will maintain all policies and procedures or take or continue to take all actions necessary or appropriate to ensure that all factual assumptions set forth in opinions of counsel of the Borrower or its Affiliates delivered in connection herewith or the other Transaction Documents remain true and accurate at all times.

(g) Defense. The Borrower shall, in consultation with the Administrative Agent and at the Borrower’s own expense, defend the Collateral against all lawsuits and statutory claims and Liens of all Persons at any time claiming the same or any interest therein through the Borrower or any Affiliate thereof adverse to the Administrative Agent or the Secured Parties.

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(h) Perfection. The Borrower shall, at the Borrower’s expense, perform all acts and execute all documents requested by the Administrative Agent at any time to evidence, perfect, maintain and enforce the title or the security interest of the Administrative Agent in the Collateral and the priority thereof. The Borrower will, at the reasonable request of the Administrative Agent, deliver financing statements relating to the Collateral, and, where permitted by law, the Borrower hereby authorizes the Administrative Agent to file one or more financing statements covering all of the Collateral and other assets of the Borrower. The Borrower shall cause its primary electronic books and records relating to the Collateral to be marked, with a legend stating that the Pledged Policies and the other Collateral owned by the Borrower have been pledged to the Administrative Agent, for the benefit of the Secured Parties.

(i) Audit. The Borrower shall, and shall cause the Servicer, the Custodian and the Parent to, permit each Lender, the Administrative Agent or their duly authorized representatives, attorneys or auditors during ordinary business hours and upon three (3) Business Days written notice, to visit the offices thereof and to inspect the Collateral and the Collateral Packages, and the related accounts, records and computer systems, software and programs used or maintained by the Borrower, the Servicer, the Parent or the Custodian, as the case may be at such times as such Lender or the Administrative Agent may reasonably request, using auditors and/or accountants selected by such Lender or the Administrative Agent in its sole and absolute discretion (a “Collateral Audit”) and the Borrower shall enable the Insurance Consultant to seek and receive from the related Issuing Insurance Companies any verifications of coverage related to the Pledged Policies as often as the Administrative Agent may request the Insurance Consultant to do so (though not more frequently than once per month unless an Event of Default or Unmatured Event of Default has occurred and is continuing). Unless an Event of Default or an Unmatured Event of Default has occurred and is continuing, a Collateral Audit under this Section 9.1(i) may be conducted not more frequently than once per month. The Borrower shall promptly on demand reimburse the Administrative Agent and the Lenders for all costs and expenses incurred by or on behalf of the Administrative Agent and the Lenders in connection with any Collateral Audit and their ongoing review and Insurance Consultant’s ongoing review of the documents related to the Pledged Policies, including without limitation the documents on the FTP Site; provided, however, if no Event of Default or Unmatured Event of Default has occurred and is continuing, no more than one Collateral Audit per year shall be at the expense of the Borrower (all other Collateral Audits in a year being at the expense of the Lenders) and the total expenses incurred by or on behalf of the Borrower related to a Collateral Audit (including any reimbursements actually made by the Borrower to the Lenders and the Administrative Agent in connection with such Collateral Audit), a Servicer Collateral Audit, enabling the Insurance Consultant to receive any verifications of coverage, information requests described in Section 9.1(cc) and audits conducted pursuant to Section 13.8(a)(iv), in each case, excluding any internal and third-party costs and expenses incurred in the ordinary course by or on behalf of the Borrower, shall be limited to no more than $2,200 for each Pledged Policy (or if such Pledged Policy is a Small Face Policy and payment of Premiums in respect of such Pledged Policy are made on an annual basis, $500 for each such Pledged Policy) (as adjusted annually for inflation or such higher amount if such higher amount is the Insurance Consultant’s reasonably determined prevailing market cost in the industry for such Collateral Audits or ongoing reviews of the type in question as adjusted for changes in audit standards) during the shorter of (i) the prior twelve (12) month period and (ii) the period of time commencing on the most recent Advance Date and ending on the date of such Collateral Audit, verification of coverage, information request or audit, as applicable. Upon instructions from the Administrative Agent, the Borrower shall, and shall cause the Servicer (and the Administrative Agent may cause the Custodian) to release any document related to any Collateral to the Administrative Agent. If an Event of Default or Unmatured Event of Default has occurred and is continuing, the Administrative Agent, at the Borrower’s expense, shall have the right to conduct a Collateral Audit at any time and as often the Administrative Agent determines is necessary or desirable. For the avoidance of doubt, any review and evaluation of Additional Policies conducted by the Administrative Agent or the Lenders in connection with a Borrowing Request shall not constitute a Collateral Audit.

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(j) Additional Assistance. The Borrower shall provide such cooperation, information and assistance, and prepare and supply the Administrative Agent with such data regarding the performance by the Issuing Insurance Companies of their obligations under the Pledged Policies and the performance by the Borrower of its obligations under the Transaction Documents, as may be reasonably requested by the Administrative Agent from time to time.

(k) Accounts. The Borrower shall not maintain any bank accounts other than the Accounts, the Policy Account and the Borrower Account. The Borrower shall not close any of the Accounts or the Borrower Account unless the Required Lenders shall have consented thereto in their sole and absolute discretion.

(l) Keeping of Records and Books of Account. The Borrower shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate the documents relating to the Collateral in the event of the destruction thereof), and keep and maintain all records and other information, reasonably necessary or reasonably advisable for the collection of proceeds of the Pledged Policies.

(m) Deposit of the Collections. The Borrower shall deposit or cause to be deposited all Collections into the Collection Account or the Administrative Agent’s Account, as applicable, in each case, in accordance with Section 5.1.

(n) Investment Company Act. The Borrower shall ensure that none of the Borrower or the Parent shall become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to Section 3(c)(1) or Section 3(c)(7) thereof. The Borrower shall take any and all actions to ensure that it is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(o) Borrower Residence. The Borrower shall at all times maintain its registered office in Delaware and its head office in Minnesota. The Borrower shall at all times maintain its principal place of business in Minnesota.

(p) Payment of Taxes. The Borrower shall pay and discharge, as they become due, all Taxes lawfully imposed upon it or incurred by it or its properties and assets, including, without limitation, lawful claims for labor, materials and supplies which, if unpaid might become a Lien or a charge upon any of the assets of the Borrower, including, without limitation, the Collateral, provided, however, that the Borrower shall have the right to contest any such taxes, assessments, debts, claims and other charges in good faith so long as adequate reserves are maintained in accordance with GAAP.

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(q) Errors and Omissions. The Borrower shall maintain, at its own expense, an errors and omissions policy, each with insurance companies rated A-, VII or higher by A.M. Best on all officers, employees or other Persons where the Borrower has the right to direct and control such individuals in any capacity with regard to the Pledged Policies to handle documents and papers related thereto. Each such policy shall insure against losses resulting from the errors, omissions and negligent acts of such officers, employees and other persons and shall be maintained in an amount of at least $2,000,000 or such lower amount as the Administrative Agent may designate in writing to the Borrower from time to time, and in a form reasonably acceptable to the Administrative Agent and naming the Administrative Agent on behalf of the Lenders as an additional loss payee. No provision of this Section 9.1(q) requiring such errors and omissions policy shall diminish or relieve the Borrower from its duties and obligations as set forth in this Loan Agreement. Upon the request of the Administrative Agent at any time subsequent to the Closing Date, the Borrower shall cause to be delivered to the Administrative Agent a certification evidencing the Borrower's coverage under such errors and omissions policy. Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified in a materially adverse manner without ten (10) days' prior written notice to the Administrative Agent.

(r) Pledged Policies. The Borrower shall maintain the Pledged Policies in full force and effect and if any Pledged Policy enters a “grace period”, the Borrower shall pay all Premiums due and payable with respect to such Pledged Policy and shall restore such Pledged Policy to good standing, in each case, within six (6) Business Days after the start of such “grace period”.

(s) Further Assurances. The Borrower shall procure and deliver to the Administrative Agent and/or execute any security agreement, financing statement or other writing requested by the Administrative Agent to evidence, preserve, protect or enforce the Secured Parties’ rights and interests to or in the Collateral or in any other collateral agreed to by the parties.

(t) Litigation. The Borrower shall promptly notify the Administrative Agent of:

(i) any litigation, administrative proceedings, audits, actions, proceedings, claims or investigations pending or threatened in writing, conducted or to be conducted by any Person or Governmental Authority, actions, proceedings, claims or investigations pending or threatened in writing against the Borrower or the entry of any judgment against the Borrower, which in each case could reasonably be expected to involve or create a liability of the Borrower which exceeds $25,000 per incident or $100,000 in the aggregate, whether or not insured against;

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(ii) the entry of any judgment against the Borrower or the creation of any Lien against any of the Collateral;

(iii) any actual or alleged violation by the Borrower of any Applicable Law which could reasonably be expected to have an adverse effect on any of the Pledged Policies, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document; and

(iv) any pending or threatened litigation dispute or similar matter relating to any Pledged Policy or any other Policy owned by an Affiliate of the Borrower that was originated in a similar manner or under a similar origination or financing program as a Pledged Policy.

(u) Loan Administration Fee. The Borrower shall pay the Loan Administration Fee for the following calendar year on the last Distribution Date of each calendar year.

(v) Insured Consent. The Borrower shall use, or shall cause the Servicer to use, commercially reasonable efforts to cause each Insured with respect to a Pledged Policy to consent to the release and delivery of its current and historical medical information and death certificate.

(w) Servicer Documents. The Borrower shall cause the Servicer, at the request of the Administrative Agent, to provide to the Administrative Agent all information and documentation in the possession of the Servicer with respect to the Pledged Policies and the related Insureds.

(x) Schedule of Premiums. The Borrower shall cause the Servicer to provide a schedule of Premiums due during the following twelve (12) month period on or prior to the Calculation Date with respect to each Distribution Date.

(y) In-Force Policy Illustrations. With respect to each Pledged Policy, for each calendar year, the Borrower shall use commercially reasonable efforts to cause the applicable Issuing Insurance Company to deliver to the Administrative Agent an in-force Policy Illustration in respect of such Pledged Policy no later than sixty (60) calendar days after the anniversary date of such Pledged Policy.

(z) Cooperation. The Borrower shall assist the Administrative Agent with, and take all actions reasonably requested by the Administrative Agent in connection with, the engagement of servicers, medical underwriters and tracking agents and the enabling of such parties to perform the services for which they have been retained by the Administrative Agent relating to the Pledged Policies.

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(aa) Collateral Assignment. Prior to the Amended and Restated Closing Date, in relation to each Policy comprising Collateral as of the Amended and Restated Closing Date, the Borrower has permitted, and prior to each Advance Date related to an Additional Policy Advance, the Borrower shall permit the Insurance Consultant to submit each collateral assignment in respect of each Policy pledged on such Advance Date to the applicable Issuing Insurance Company, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee. The Borrower shall take any and all actions necessary to ensure that each such Issuing Insurance Company acknowledges such collateral assignment as soon as practical after such Advance Date.

(bb) Other Information. The Borrower shall use commercially reasonable efforts to obtain any other information reasonably requested by the Administrative Agent with respect to the Pledged Policies and the Insureds.

(cc) Transaction Documents. The Borrower shall duly and timely perform all of its covenants and obligations under all Transaction Documents, except with the prior written consent of the Administrative Agent.

(dd) Purchase Agreement. The Borrower shall enforce each of the Parent Obligations promptly, but in any event, within three (3) Business Days of (a) if the applicable provisions of the Purchase Agreement provide for a specified cure period for such Parent Obligations, the date of the expiration of such specified cure period and (b) if the applicable provisions of the Purchase Agreement do not provide for a specified cure period for such Parent Obligations, the earlier of (i) the date on which such Parent Obligations which have not been performed have first become due and (ii) the date on which the Administrative Agent provides instruction to the Borrower to enforce such Parent Obligations.

(ee) Servicing Agreement. The Borrower shall enforce each of the Servicing Agreement Obligations and the Servicing Agreement Rights promptly, but in any event, within three (3) Business Days of (a) in the case of any Servicing Agreement Obligations, (i) if the applicable provisions of the Servicing Agreement provide for a specified cure period for such Servicing Agreement Obligations, the date of the expiration of such specified cure period and (ii) if the applicable provisions of the Servicing Agreement do not provide for a specified cure period for such Servicing Agreement Obligations, the earlier of (x) the date on which such Servicing Agreement Obligations which have not been performed have first become due and (y) the date on which the Administrative Agent provides instruction to the Borrower to enforce such Servicing Agreement Obligations and (b) in the case of such Servicing Agreement Rights, the date on which the Borrower becomes aware that such Servicing Agreement Rights are enforceable.

Section 9.2 Negative Covenants. Until the first day following the date on which all of the Obligations are performed and paid in full and this Loan Agreement is terminated, the Borrower hereby covenants and agrees that it shall not:

(a) Assignment of Pledged Policies, Etc. Except in connection with a Permissible Sale, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any of the Pledged Policies or any other Collateral, including, without limitation, any Adverse Claim arising out of a Policy Loan.

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(b) Amendments to Transaction Documents, etc. Amend, otherwise modify or waive any term or condition of (i) any Transaction Document or any Pledged Policy, except in each case with the prior written consent of the Required Lenders in their sole and absolute discretion or (ii) the Borrower Organizational Documents or any other material contract other than any Transaction Document or any Pledged Policy, except in each case with the prior written consent of the Required Lenders, such consent not to be unreasonably withheld.

(c) Deposit of Non-Collections. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account any cash proceeds or other assets other than Collections and other amounts allowed or required to be credited to the Collection Account in accordance with Section 5.2.

(d) Indebtedness. Contract, create, incur or assume any indebtedness other than indebtedness incurred pursuant to this Loan Agreement and the other Transaction Documents.

(e) Change of Accounts. Change or cause to be changed any of the Accounts, the Policy Account, the Borrower Account or amend the Account Control Agreement without prior written consent of the Required Lenders.

(f) Mergers, Acquisitions, Sales, Subsidiaries, etc.

(i) Be acquired directly or indirectly or be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than in connection with a Permissible Sale;

(ii) make, incur or suffer to exist an Investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of, or payment for, property from, any other Person, except for Permitted Investments, pursuant to the Transaction Documents;

(iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

(iv) enter into any transaction with any Affiliate of the Borrower, the Servicer or any Affiliate of any of them except for the transactions contemplated or permitted by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or the Servicer.

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(g) Change in Business Policy. Make any change in the character of its business.

(h) Chief Executive Office. Move its chief executive office or jurisdiction of formation or its situs or permit the documents and books evidencing the Collateral to be moved unless (i) the Borrower shall have given to the Administrative Agent not less than thirty (30) days’ prior written notice thereof, clearly describing the new location, and (ii) the Borrower shall have taken such action, satisfactory to the Administrative Agent, to maintain the title or ownership of the Borrower and any security interest of the Administrative Agent, in the Collateral at all times fully perfected and first priority (subject to no Adverse Claims) and in full force and effect. The Borrower shall not in any event become or seek to become organized under the laws of more than one jurisdiction.

(i) Business Restrictions. Engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or make any expenditure for the purchase of any assets if such expenditure is made by the Borrower through a withdrawal of funds from an Account.

(j) Sale of Assets. Sell, transfer or convey any assets, except in connection with a Permissible Sale.

(k) Independent Director. Remove, replace or seek to replace its Independent Director absent due cause and the express consent of the Administrative Agent and the Required Lenders, provided, however, that no such consent shall be required for the replacement of an Independent Director in the event that such Independent Director ceases to meet the qualifications set forth in Section 9.1(f)(ii), and such Independent Director is replaced by another employee of the Corporate Services Provider meeting all of the qualifications set forth in Section 9.1(f)(ii).

(l) Further Policy Acquisitions. Acquire at any time any additional Policies without the prior written consent of the Administrative Agent.

(m) Use of Funds/Proceeds. Without the prior written consent of the Administrative Agent, use the funds in the Reserve Account or any proceeds arising from a sale under Section 2.7 other than pursuant to this Loan Agreement.

(n) Accounting Changes. Change any accounting practices, policies or treatment without the prior written consent of the Administrative Agent.

(o) Foreign Assets Control Regulations, Etc. (i) Become or permit any of its Affiliated Entities to become a Blocked Person, (ii) have or permit any of its Affiliated Entities to have any investments in or engage in any dealings or transactions with any Blocked Person or (iii) violate or permit any of its Affiliated Entities to violate any Anti-Money Laundering Law.

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(p) Amendments to Certain Documents. Permit any amendment or other modification or waiver to any term or condition set forth in (i) the GWG Holdings Indenture, (ii) any Collateral Document (as defined in the GWG Holdings Indenture), (iii) the GWG Note Issuance and Security Agreement or (iv) any other document or agreement pursuant to which the Parent pledges or purports to pledge or that is secured by the Parent’s membership interests in the Borrower or any of the Collateral, except in each case, with the prior written consent of the Required Lenders in their sole and absolute discretion.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Loan Agreement, unless the Required Lenders in their sole and absolute discretion shall deliver a Cure Notice to the Borrower, in which case each of the following shall constitute an Event of Default only upon (i) the expiration of the time period set forth in such Cure Notice or (ii) the earlier revocation of such Cure Notice by the Required Lenders in their sole and absolute discretion:

(a) Non-Payment. (A) The Borrower shall (i) fail to make when due any payment to any Lender or the Administrative Agent or deposit to any of the Accounts to be made by it under this Loan Agreement or any other Transaction Document when due, which failure shall have continued for three (3) Business Days or (ii) fail to make when due, any payment to any Person under this Loan Agreement or any other Transaction Document, including, without limitation, the failure to pay any Premium, which failure shall have continued for ten (10) Business Days, or (B) any Advance is not paid in full on the Maturity Date. For the avoidance of doubt, the Lenders making one or more Protective Advances to pay any Premiums due during such ten (10) Business Day period shall not constitute a cure of the related Event of Default.

(b) Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or the Parent under or in connection with any Transaction Document to which it is a party or any information or report delivered by or on behalf of any such Person to the Administrative Agent or any Lender hereunder or under any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or delivered (or when such representation, warranty, information or report is deemed to have been made or delivered), and such failure remains unremedied for thirty (30) days.

(c) Non-Compliance with Other Provisions. Except as otherwise provided in this Section 10.1, (i) the Borrower shall fail to perform or observe any covenant or agreement set forth in Section 9.1(n), Section 9.1(p), Section 9.1(v) or Section 9.2 (other than Section 9.2(c)), (ii) the Borrower shall fail to perform or observe any covenant or agreement in Section 9.1(cc), Section 9.1(d)(vii), Section 9.1(dd) or Section 9.1(ee) and any such failure described in this clause (ii) shall remain unremedied for three (3) Business Days or (iii) the Borrower or the Parent shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document to which it is party on its part to be performed or observed and any such failure described in this clause (iii) shall remain unremedied for thirty (30) days (or, with respect to a failure to deliver the Calculation Date Report or a failure to comply with any of Section 2.7, Section 9.1(b), Section 9.1(e), Section 9.1(f), Section 9.1(h), Section 9.1(i), Section 9.1(m) or Section 9.2(c), such failure shall remain unremedied for five (5) Business Days).

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(d) Non-Compliance by Other Parties. Any party to any Transaction Document other than the Borrower, the Parent, the Lenders or the Administrative Agent shall fail to perform or observe any term, covenant or agreement contained in this Loan Agreement or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days (or, with respect to a failure by such party to make a payment or cause a payment to be made, such failure shall be unremedied for (i) if such failure relates to the payment of amounts to any Lender or the Administrative Agent or to the deposit of any amounts to the Accounts pursuant to this Loan Agreement or any other Transaction Document, one (1) Business Day or (ii) if such failure relates to the payment of amounts to any other Person, ten (10) Business Days from the earlier of the (i) the date such Person receives notice of such failure and (ii) the date such Person has actual knowledge thereof); provided that the Borrower and/or the Parent may remedy such failure by performing or causing to be performed such action in place of such party prior to the expiration of the applicable cure period.

(e) Validity of Transaction Documents. (i) This Loan Agreement or any other Transaction Document shall (except in accordance with its terms), in whole or in part, cease to be the legally valid, binding and enforceable obligation of the Borrower or the Parent, or cease to be in full force and effect, (ii) the Borrower or the Parent, shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of such document, (iii) any other party (other than any of the Lenders, the Administrative Agent or any other Affected Party) shall directly or indirectly contest such effectiveness, validity, binding nature or enforceability of such document or (iv) this Loan Agreement together with the Account Control Agreement shall cease to create a valid Lien in favor of the Administrative Agent in the Collateral, or the Lien of the Administrative Agent in the Collateral shall cease to be a valid and enforceable first priority perfected Lien, free and clear of any Adverse Claim.

(f) Bankruptcy. An Event of Bankruptcy shall have occurred with respect to the Borrower or the Parent.

(g) Change in Control. A Change in Control shall have occurred with respect to the Borrower or the Parent.

(h)  Tax Liens; ERISA Liens. The Internal Revenue Service shall file notice of a Lien pursuant to the Code with regard to any assets of the Borrower or the Parent, or the PBGC shall, or shall indicate its intention to, file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Parent in excess of $100,000; provided, however, that in each case the filing of such a notice of Lien shall not be an Event of Default for so long as such filing is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. Notwithstanding anything provided in the preceding sentence, no Adverse Claim shall be permitted with respect to any Collateral.

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(i) Defaults. A default by the Borrower (after giving effect to the applicable grace period) shall have occurred and be continuing under any instrument, agreement or legal commitment evidencing, securing or providing for indebtedness, following which the provider or holder of such indebtedness has the right to accelerate the maturity thereof.

(j)  Monetary Judgment. One or more judgments for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against the Borrower, and shall remain unpaid or undischarged, or a stay of execution thereof shall not be obtained, within thirty (30) days from the date of entry thereof.

(k)  Material Adverse Effect. An event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(l) Servicer Termination Events. (i) A Servicer Termination Event shall have occurred and be continuing, but only if the Servicer has not been replaced by a Successor Servicer in accordance with the terms and conditions of the Servicing Agreement or if such Servicer Termination Event causes a Material Adverse Effect or (ii) regardless of whether a Servicer Termination Event shall have occurred or be continuing, the Servicer shall fail to perform or observe any term, covenant or agreement contained in any Transaction Document to which it is party on its part to be performed or observed or any representation or warranty made or deemed made by the Servicer under or in connection with any Transaction Document to which it is a party or any information or report delivered by or on behalf of the Servicer to the Administrative Agent or any Lender under the Servicing Agreement or under any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or delivered (or when such representation, warranty, information or report is deemed to have been made or delivered) and, in each case, such failure or incorrect or untrue representation, warranty, information or report has a material adverse effect on the validity, enforceability, collectability, Lender Valuation or Net Death Benefit of one or more Pledged Policies.

(m) Investment Company Act. (i) The Borrower or the Parent shall become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any of the foregoing is at any time not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, solely by virtue of an exception pursuant to Section 3(c)(1) or 3(c)(7) thereof or (ii) the Issuer shall become a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(n)  Organizational Document Amendments. The Borrower shall make any material amendment to any of the Borrower Organizational Documents without the prior written consent of the Required Lenders, such consent not to be unreasonably withheld.

(o)  Subject Policy Grace Period. Any Pledged Policy enters a “grace period” and is not restored to good standing within ten (10) Business Days after the start of such “grace period”; provided, however, that any Pledged Policy may be permitted to lapse with the prior written consent of the Required Lenders, in their sole and absolute discretion.

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(p)  Second Initial Advance. (i) Within five (5) Business Days after the Closing Date, with respect to each Policy that became a Pledged Policy upon the making of the Second Initial Advance, (a) the Borrower or the Parent failed to submit completed Change Forms to the related Issuing Insurance Company, which Change Forms designated the Securities Intermediary as the new owner and beneficiary of such Policy, or (b) the Borrower failed to deliver a fully executed entitlement order to the Securities Intermediary, which entitlement order credits such Policy to the Policy Account, (ii) within forty-five (45) days after the Closing Date, the Second Initial Advance was not made, (iii) the number of Subject Policies related to the Second Initial Advance was less than 140 or such Subject Policies insured the lives of less than 133 distinct Insureds or (iv) within five (5) Business Days after the date on which any of the Borrower, the Securities Intermediary or the Administrative Agent received an Acknowledgement for each Policy that become a Pledged Policy upon the making of the Second Initial Advance, the Borrower failed to deliver a Borrowing Request in respect of the Second Initial Advance to the Administrative Agent pursuant to Section 2.3(b) of the Original Loan Agreement.

Section 10.2 Remedies.

(a)  Optional Termination. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f)), the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Advances and other Obligations to be due and payable and the Lenders’ Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of all the Advances and other Obligations (including, without limitation, any Yield Maintenance Fees payable pursuant to Section 4.2) shall be and become immediately due and payable (and the Maturity Date shall be deemed to have occurred), without further notice, demand or presentment, and the Lenders’ Commitments shall terminate.

(b)  Automatic Termination. Upon the occurrence of an Event of Default described in Section 10.1(f), the Lenders’ Commitments shall be deemed to have been terminated automatically and the Commitment Termination Date shall be deemed to have occurred automatically and all outstanding Advances and other Obligations (including, without limitation, any Yield Maintenance Fees payable pursuant to Section 4.2) shall become immediately and automatically due and payable (and the Maturity Date shall be deemed to have occurred for all of the Advances), all without presentment, demand, protest, or notice of any kind.

(c)   [Reserved.]

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(d)  Additional Rights and Remedies. In addition to all rights and remedies under this Loan Agreement or otherwise, the Lenders and the Administrative Agent shall have all other rights and remedies provided under the relevant UCC and under other Applicable Laws, which rights shall be cumulative. Without limiting the generality of the foregoing, on and after the occurrence of an Event of Default, the Administrative Agent (on behalf of the Secured Parties and at the direction of the Required Lenders) may without being required to give any notice (except as herein provided or as may be required by mandatory provisions of law), sell the Collateral or any part thereof in any commercially reasonable manner at public or private sale, for cash, upon credit or for future delivery, as directed by the Required Lenders, and at such price or prices as the Required Lenders, may deem satisfactory. Any Lender or the Administrative Agent may participate as a bidder in any such sale and the Administrative Agent may credit bid in such sale. The Borrower will execute and deliver such documents and take such other action as the Administrative Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with Applicable Law. Upon any such sale, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by Applicable Law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Administrative Agent at the direction of the Required Lenders, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests in the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(e)   Power of Attorney. In furtherance of the rights, powers and remedies of the Administrative Agent and the Lenders, on and after the occurrence of an Event of Default, the Borrower hereby irrevocably appoints the Administrative Agent, its true and lawful attorney, which appointment is coupled with an interest and is irrevocable, with full power of substitution, in the name of the Borrower, or otherwise, for the sole use and benefit of the Administrative Agent (for the further benefit of the Secured Parties), but at the Borrower’s expense, to the extent permitted by law and subject to the last sentence of the immediately preceding subsection, to exercise, at any time and from time to time during the continuance of an Event of Default, all or any of the following powers with respect to all or any of the Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(ii)  to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii) to sell, transfer, assign, seize or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent was the absolute owner thereof, and

(iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Administrative Agent shall give the Borrower at least ten (10) days’ prior written notice of the time and place of any public sale or the time after which any private sale or other intended disposition of any of the Collateral is to be made. The Borrower agrees that such notice constitutes “reasonable notification” within the meaning of Section 9-611 (or other section of similar content) of the relevant UCC.

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(f) Conflict of Rights. Notwithstanding anything to the contrary contained in this Loan Agreement, if at any time the rights, powers and privileges of the Required Lenders, or the Administrative Agent following the occurrence of an Event of Default conflict (or are inconsistent) with the rights and obligations of the Servicer, the rights, powers and privileges of the Required Lenders, or the Administrative Agent shall supersede the rights and obligations of the Servicer to the extent of such conflict (or inconsistency), with the express intent of maximizing the rights, powers and privileges of the Required Lenders and the Administrative Agent following the occurrence of an Event of Default.

(g)  Contract to Extend Financial Accommodations. The parties hereto acknowledge that this Loan Agreement is, and is intended to be, a contract to extend financial accommodations to the Borrower within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. § 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

(h)  Cumulative Rights. For the avoidance of doubt, the rights and remedies granted to the Lenders or the Administrative Agent under this Loan Agreement, any other Transaction Document, the relevant UCC or any other Applicable Law are cumulative and not exclusive, and the exercise of any such rights and remedies will not be waived or deemed waived by any such Person merely by the receipt of or acceptance by such Person of amounts on deposit in the Collection Account that are distributed pursuant to Section 5.2(c) of this Loan Agreement.

ARTICLE XI

INDEMNIFICATION

Section 11.1 General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Lender and the Administrative Agent (on their own behalf and on behalf of each of the Lenders’ and the Administrative Agent’s Affiliates and each of such entities’ respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing) (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related and reasonable costs and expenses actually incurred, including reasonable attorneys’ fees and disbursements actually incurred (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, the acceptance and administration of this Loan Agreement by such Person, any commingling of funds related to the transactions contemplated hereby (whether or not permitted hereunder), or the use of proceeds therefrom by the Borrower, including (without limitation) in respect of the funding of any Advance or in respect of any Policy; excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, fraud or willful misconduct on the part of any Indemnified Party (BUT EXPRESSLY EXCLUDING FROM THIS CLAUSE (i), AND EXPRESSLY INCLUDING IN THE INDEMNITY SET FORTH IN THIS SECTION 11.1, INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION 11.1, INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE NOT CONSTITUTING GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT), and (ii) any Tax upon or measured by net income (except those described in Section 6.1(a)) on any Indemnified Party; including (without limitation), however, Indemnified Amounts resulting from or relating to:

(i) any representation or warranty made by or on behalf of the Borrower or the Parent in any Transaction Document to which it is a party, which was incorrect in any respect when made;

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(ii)  failure by the Borrower or the Parent to comply with any covenant made by it, or perform any obligation to be performed by it, in any Transaction Document to which it is a party;

(iii) except as expressly set forth in this Loan Agreement, the failure by the Borrower or the Parent to create and maintain in favor of the Administrative Agent, for the benefit of the Secured Parties a valid perfected first priority security interest in the Collateral, free and clear of any Adverse Claim;

(iv) the Borrower’s use of the proceeds of the Advances;

(v)  the failure by the Borrower to pay when due any Taxes (including sales, excise or personal property taxes) payable in connection with the purchase and sale of the Collateral;

(vi) the commingling of the Collections with other funds of the Borrower;

(vii) any legal action, judgment or garnishment affecting, or with respect to, distributions on any Pledged Policy or the Transaction Documents; and

(viii) any failure to comply with any Applicable Law with respect to any Pledged Policy or any other part of the Collateral.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section 11.1 that is permissible under Applicable Law.

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ARTICLE XII

ADMINISTRATIVE AGENT

Section 12.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Loan Agreement and the other Transaction Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Loan Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.

Section 12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Loan Agreement and the other Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Transaction Document (except for its or such Person’s own gross negligence, fraud or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, the Parent, the Custodian, the Securities Intermediary or the Servicer or any officer thereof contained in this Loan Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Loan Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Transaction Document or for any failure of the Borrower, the Parent, the Custodian, the Securities Intermediary or the Servicer to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower, the Parent, the Custodian, the Securities Intermediary or the Servicer. The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to this Loan Agreement, any other Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of any Lender.

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Section 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, e-mail or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or the Servicer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its pro rata share of the Advances for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Subject to the Transaction Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Transaction Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of an interest in any of the Lender Notes.

Section 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender referring to this Loan Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action, subject to the Transaction Documents with respect to such Unmatured Event of Default or Event of Default as shall be directed by the Required Lenders.

Section 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer and made its own decision to make its Advances hereunder and enter into this Loan Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Servicer which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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Section 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their outstanding Advances, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of all of the Lender Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence, fraud or willful misconduct. The agreements in this Section 12.7 shall survive the payment of all of the Lender Notes and all other amounts payable hereunder and the termination of this Loan Agreement.

Section 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder and under the other Transaction Documents. With respect to Advances made or renewed by it, the Administrative Agent shall have the same rights and powers under this Loan Agreement and the other Transaction Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 12.9 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon twenty (20) days’ notice to the Lenders effective upon the appointment of a successor agent. If the Administrative Agent shall resign as the Administrative Agent under this Loan Agreement and the other Transaction Documents, then the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall be the initial Administrative Agent, an Affiliate of either the outgoing Administrative Agent or the initial Administrative Agent or a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and, if such successor agent is not the initial Administrative Agent, an Affiliate of either the outgoing Administrative Agent or the initial Administrative Agent, together with its Affiliates, having a combined capital, surplus and undivided profits of at least $100,000,000, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Loan Agreement or any holders of an interest in any of the Lender Notes. After any retiring Administrative Agent’s resignation as the Administrative Agent, all of the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Loan Agreement and the other Transaction Documents.

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ARTICLE XIII

MISCELLANEOUS

Section 13.1 Amendments, Etc. No amendment or waiver of, or consent to the Borrower’s departure from, any provision of this Loan Agreement shall be effective unless it is in writing and signed by the Borrower and the Administrative Agent, with the written consent of the Required Lenders (or, in the case of any amendment, waiver or consent that would result in a decrease in the interest rate on any Advance, the extension of the Commitment Termination Date, a reduction in the principal amount of any Advance, an extension of time to make any payment of principal or interest on any Advance, or a release of all or any of the Collateral (other than as expressly contemplated hereunder), by each Affected Party), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 13.2 Notices, Etc. All notices, directions, instructions, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic mail communication) and sent to each party entitled thereto, at its address set forth on Schedule 13.2, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices, directions, instructions, demands and communications shall be effective: (a) if sent by overnight courier, on the Business Day after the day sent, (b) if by U.S. mail, three (3) Business Days after being deposited in the mail, (c) if delivered personally, when delivered, and (d) if sent by electronic mail, when the sender thereof shall have received electronic confirmation of the transmission thereof (provided that should such day not be a Business Day, on the next Business Day), except any such notice, direction, demands or other communications to the Administrative Agent shall only be effective upon actual receipt.

Section 13.3 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. For the avoidance of doubt, the execution by the Lenders and the Administrative Agent of this Loan Agreement shall not operate as a waiver of any breach by the Borrower of any of its representations, warranties or obligations under the Original Loan Agreement or the other Transaction Documents.

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Section 13.4 Binding Effect; Assignability; Term. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent, and their respective successors and assigns, except that no party shall have the right to assign any of their respective rights, or to delegate any of their respective duties and obligations, hereunder without the prior written consent of the other parties except as set forth below. Any Lender may assign all or any portion of its Lender Note, Commitment and Advances hereunder pursuant to an assignment and assumption agreement in substantially the form attached hereto as Exhibit C (each, an “Assignment and Assumption Agreement”) or sell participation interests in its Advances and Obligations hereunder. This Loan Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Commitments have terminated and all the principal of and interest on the Advances and all other Obligations are paid in full; provided that rights and remedies of the Lenders and the Administrative Agent, as applicable, under Article XI and Section 3.1, Section 3.3 and Section 13.8 shall survive any termination of this Loan Agreement. Each Indemnified Bank Person shall be an express third-party beneficiary of Section 5.2 of this Loan Agreement and shall be entitled to bring any action necessary to enforce its rights thereunder.

Section 13.5 GOVERNING LAW; JURY TRIAL. (a) THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b)  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY THIS LOAN AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

Section 13.6 Execution in Counterparts. This Loan Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Loan Agreement by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this Loan Agreement by facsimile, TIFF or PDF shall also deliver a manually executed counterpart hereof, but failure to do so shall not affect the validity, enforceability, or binding effect of this Loan Agreement.

Section 13.7 Submission to Jurisdiction. Each party hereto hereby submits to the exclusive jurisdiction of the courts of the State of New York and of any Federal court located in the State of New York (or any appellate court from any thereof) in any action or proceeding arising out of or relating to this Loan Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives any objection that it may have to the laying of venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.

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Section 13.8 Costs and Expenses. In addition to its obligations under Section 3.3 and Article XI, the Borrower agrees to pay on demand:

(a)  all reasonable and actual costs and expenses incurred by the Administrative Agent and each Lender in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any actual or claimed breach of or any amendments, waivers or consents under or with respect to, this Loan Agreement, the Lender Notes and the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons actually incurred in connection therewith, (ii) the perfection of Administrative Agent’s security interest in the Collateral, (iii) the maintenance of the Accounts, the Policy Account and the Borrower Account, and (iv) subject to Section 9.1(i), the audit of the books, records and procedures of the Servicer or the Borrower by the Administrative Agent’s auditors (which may be employees of the Administrative Agent), and

(b)  all stamp and other Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Loan Agreement, the Lender Notes or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees.

Section 13.9 Severability of Provisions. If any one or more provisions of this Loan Agreement shall for any reason be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Loan Agreement and shall in no way affect the validity or enforceability of other provisions of this Loan Agreement.

Section 13.10 ENTIRE AGREEMENT. THIS LOAN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 13.11 Conflicts. With respect to the matters set forth herein, in the event of any conflict between the provisions of this Loan Agreement and the provisions of any collateral assignment related to a Pledged Policy, the provisions of this Loan Agreement shall govern and control.

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Section 13.12 Confidentiality. No party to this Loan Agreement that receives any Confidential Information (the “Receiving Party”) from any other party (the “Disclosing Party”) under this Loan Agreement or any other Transaction Document shall disclose any Confidential Information of the Disclosing Party to any Person without the consent of the Disclosing Party, other than (a) to the Servicer, the Securities Intermediary, the Custodian and the Receiving Party’s Affiliates and its and their respective officers, directors, employees, trustees, agents and advisors (collectively, its “Representatives”) and to actual or prospective assignees under Section 13.4, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, including any requirements to make disclosures thereof pursuant to applicable securities laws, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating the Receiving Party, the Servicer, the Securities Intermediary, the Custodian and/or their respective Affiliates, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Disclosing Party received by it from the Receiving Party, (e) in connection with any litigation or proceeding to which the Receiving Party, the Servicer, the Securities Intermediary, the Custodian and/or their respective Affiliates may be a party, (f) in connection with the exercise of any right or remedy under this Loan Agreement or any other Transaction Document, and any related or subsequent sale or other transaction involving any of the Collateral or other collateral or assets pledged pursuant to any Transaction Document to secure the repayment of the Advances or (g) if any such Confidential Information becomes publicly available so long as such availability is not caused by the Receiving Party or any of its Affiliates or any of their respective officers, directors, employees, trustee, agents and advisors. Notwithstanding the foregoing, it is expressly agreed that following the Closing Date and the date hereof, the Lenders may make or cause to be made a press release, public announcement or publicity statement (including placing a “tombstone” advertisement) relating to this Loan Agreement; provided that the parties hereto will consult with each other regarding the content and timing of any such press release, public announcement or publicity statement.

Section 13.13 Limitation on Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS LOAN AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL NOT BE LIABLE TO ANY PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THEIR RESPECTIVE ACTIVITIES RELATED TO THIS LOAN AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, THE LENDER NOTES, THE ADVANCES OR OTHERWISE IN CONNECTION WITH THE FOREGOING. WITHOUT LIMITING THE FOREGOING, THE PARTIES AGREE THAT THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL NOT BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL LENDERS’ LIABILITY FOR FAILURE TO FUND ANY ADVANCE EXCEED THE AMOUNT OF SUCH ADVANCE AND ONE MILLION DOLLARS ($1,000,000) IN AGGREGATE FOR ALL ADVANCES, AND IN FURTHER LIMITATION OF THE LENDERS’ LIABILITY ARISING OUT OF THIS LOAN AGREEMENT, IN NO EVENT SHALL LENDERS’ LIABILITY ARISING OUT OF THIS LOAN AGREEMENT FOR ANY REASON WHATSOEVER EXCEED ONE MILLION DOLLARS ($1,000,000) IN AGGREGATE FOR ALL SUCH LIABILITIES.

Section 13.14 Relationship of Parties. Notwithstanding that Advances made from time to time hereunder may be used to pay Ongoing Maintenance Costs, the relationship of each Secured Party and the Borrower is solely one of lender and borrower and this Loan Agreement does not constitute a partnership, tenancy-in-common, joint tenancy or joint venture between any of the Secured Parties and the Borrower, nor does this Loan Agreement create an agency or fiduciary relationship between any of the Secured Parties and the Borrower. The Borrower is not the representative or agent of any of the Secured Parties and no Secured Party is a representative or agent of the Borrower. The parties hereto intend that the relationship among them shall be solely that of creditor and debtor. No Secured Party shall in any way be responsible or liable for the debts, losses, obligations or duties of the Borrower.

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Loan and Security Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GWG DLP FUNDING IV, LLC,
as Borrower

By:	/s/ Jon Sabes
Name:	Jon Sabes
Title:	President

CLMG CORP.,
as Administrative Agent

By:	/s/ James Erwin
Name:	James Erwin
Title:	President

LNV CORPORATION,
as Lender

By:	/s/ Jacob Cherner
Name:	Jacob Cherner
Title:	Executive Vice President

GWG DLP Funding IV, LLC Amended and Restated Loan and Security Agreement Page 68 of 68

ANNEX I

LIST OF DEFINED TERMS

“21st Services” means 21st Holdings, LLC and its Affiliates and their respective successors.

“Account Control Agreement” means the Securities Intermediary Agreement, dated as of September 14, 2016, among the Borrower, the Administrative Agent, the Securities Intermediary, the Custodian and the Servicer, specifying the rights of the parties in the Accounts, the Policy Account and the Borrower Account, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Accounts” means the Collection Account, the Reserve Account and the Payment Account, collectively.

“Acknowledgement” means, with respect to any Policy, a written acknowledgement from the related Issuing Insurance Company confirming that the records of the Issuing Insurance Company name the Securities Intermediary as the owner and beneficiary of the applicable Policy.

“Additional Closing Fee” means with respect to the first Advance on or following the Amended and Restated Closing Date, a fee in an amount equal to (i) the amount of the Facility Limit and (ii) one percent (1.00%).

“Additional Policies” means Policies to be acquired by the Borrower with the proceeds of an Additional Policy Advance and/or to be pledged to the Administrative Agent for the benefit of the Lenders in connection with an Additional Policy Advance.

“Additional Policy Advance” shall mean an Advance other than the Initial Advance pursuant to which Additional Policies are pledged to the Administrative Agent under the Loan Agreement, including, without limitation, the Advance to be made on the Amended and Restated Closing Date.

“Additional Policy Advance Amount” with respect to any Additional Policy Advance, shall mean the amount specified in the related Additional Policy Advance Acceptance.

“Additional Policy Advance Acceptance” has the meaning set forth in Section 2.3(d) of the Loan Agreement.

“Administrative Agent” means CLMG Corp., as Administrative Agent under the Loan Agreement.

“Administrative Agent’s Account” has the meaning set forth in Section 4.3 of the Loan Agreement.

“Advance” means the Initial Advance, an Additional Policy Advance, a Protective Advance or an Ongoing Maintenance Advance, as applicable, and collectively, the “Advances”.

“Advance Date” shall mean any date on which an Advance is funded by the Lenders pursuant to the terms of the Loan Agreement, which may be the Closing Date, the date of the funding of the Second Initial Advance, any Subsequent Advance Date, including, without limitation, the Amended and Restated Closing Date, or the date the Lenders fund any Protective Advance in their sole discretion.

“Adverse Claim” means a Lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person, other than Liens in favor of (i) the Administrative Agent pursuant to the Transaction Documents or (ii) in the case of a Retained Death Benefit Policy, an original owner, insured or seller or any family member of any of the foregoing of a Pledged Policy or Subject Policy, but only to the extent of the portion of the death benefit retained by or in favor of such Person.

“Affected Party” means each Lender, any permitted assignee of any Lender, and any holder of a participation interest in the rights and obligations of any Lender, the Administrative Agent and any Affiliate of any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person or (ii) is an officer or director of such Person. A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power (a) to vote five percent (5%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such Person, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. The word “Affiliated” has a correlative meaning.

“Affiliated Entity” means any Subsidiary of the Borrower and any of its or the Borrower’s Affiliates.

“Alternative Information Notice” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“A.M. Best” means A.M. Best Company, Inc. and any successor or successors thereto.

“Amended and Restated Closing Date” means September 27, 2017.

“Annual Budget” has the meaning specified in Section 9.1(d)(vi) of the Loan Agreement.

“Anti-Money Laundering Laws” has the meaning set forth in Section 8.1(v)(iii) of the Loan Agreement.

“Applicable Law” means, as to any Person or any matter, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case applicable to or binding upon such Person (or any of its property) or such matter, or to which such Person (or any of its property) or such matter is subject, including, without limitation, any laws relating to assignments of contracts, life settlements, viatical settlements, insurance, consumers and consumer protection, usury, truth-in-lending, fair credit reporting, equal credit opportunity, federal and state securities or “blue sky” laws, the Federal Trade Commission Act and ERISA and in the case of Section 6.3 of the Loan Agreement, FATCA.

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“Applicable Margin” means seven and one half percent (7.50%).

“Assignment and Assumption Agreement” has the meaning set forth in Section 13.4 of the Loan Agreement.

“Available Amount” means, with respect to any Distribution Date, the amount on deposit in the Collection Account.

“AVS” means AVS Underwriting, LLC and its successors.

“Base Rate” means, for any date of determination, the greater of (a) the sum of (i) the Federal Funds Rate on such date plus (ii) one and a half percent (1.50%), (b) the Prime Rate on such date and (c) one and a half percent (1.50%).

“Blocked Person” has the meaning set forth in Section 8.1(v)(i) of the Loan Agreement.

“Borrower” has the meaning set forth in the recitals to the Loan Agreement.

“Borrower Account” has the meaning set forth in Section 5.1(d) of the Loan Agreement.

“Borrower Failure Procedures” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“Borrower Organizational Documents” means the certificate of formation filed on May 18, 2016 with the office of the Delaware Secretary of State, and the LLC Agreement, each as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Borrower Valuation” has the meaning set forth in Section 7.5(b) of the Loan Agreement.

“Borrowing Base” means, on any date of determination, the lesser of: (A) the sum of all of the following amounts that have been funded or are to be funded through the succeeding Distribution Date (i) the Initial Advance and all Additional Policy Advances, plus (ii) one-hundred percent (100%) of the sum of the Ongoing Maintenance Costs, plus (iii) one-hundred percent (100%) of any other Fees and Expense Deposits and other fees and expenses funded and to be funded as approved by the Required Lenders in their sole discretion, less (iv) the aggregate of all amounts previously paid by the Borrower to the Administrative Agent, for the account of the Lenders, in respect of principal on the Advances and any repayment of principal on the Advances to be paid pursuant to the Priority of Payments on the immediately succeeding Distribution Date; (B) sixty percent (60%) of the Lender Valuation of the Pledged Policies; (C) forty-five percent (45%) of the aggregate face amount of the Pledged Policies (other than the Excluded Policies); and (D) the Facility Limit.

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“Borrowing Base Certificate” means a certificate in the form of Exhibit F to the Loan Agreement.

“Borrowing Request” has the meaning set forth in Section 2.2(a) of the Loan Agreement.

“Business Day” means any day on which commercial banks in any of New York, New York, Wilmington, Delaware, Salt Lake City, Utah or Minneapolis, Minnesota, are not authorized or are not required to be closed. Notwithstanding the immediately preceding sentence, with respect to any funding obligations of the Lenders under the Loan Agreement, Business Day shall mean any day on which the Federal Reserve Bank of New York is open for business.

“Calculation Date” means the tenth (10th) day following March 31, June 30, September 30 or December 31 of each year, as applicable, beginning on September 30, 2016, or if such day is not a Business Day, the next succeeding Business Day.

“Calculation Date Report” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“Cash Sweep” has the meaning set forth in Section 5.2(b) of the Loan Agreement.

“Change in Control” means a change or series of changes resulting when (i) the Borrower or the Parent, as applicable, merges or consolidates with any other Person or permits any other Person to become the successor to its business, and the Borrower or the Parent, as applicable, is not the surviving entity after such merger, consolidation or succession, other than as expressly permitted by the Transaction Documents, (ii) the Borrower or the Parent, as applicable, conveys, transfers or leases substantially all of its assets as an entirety to another Person, other than as expressly permitted by the Transaction Documents or (iii) any Person shall become the owner, directly or indirectly, beneficially or of record, of equity representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding equity of the Borrower or the Parent.

“Change Forms” means, with respect to any Policy, all documents required by the applicable Issuing Insurance Company to be executed by the Borrower (or the Securities Intermediary, as owner thereof for the benefit of the Borrower or the Administrative Agent as secured party pursuant to the Account Control Agreement) to effect change of ownership of and designation of a new owner and beneficiary under such Policy.

“Claims” has the meaning set forth in the Account Control Agreement.

“Closing Date” means September 14, 2016.

“Closing Fee” means, with respect to the First Initial Advance, a fee in an amount equal to the product of (i) $172,300,000 and (ii) two percent (2.00%).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

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“Collateral” has the meaning set forth in Section 2.6(a) of the Loan Agreement.

“Collateral Audit” has the meaning set forth in Section 9.1(i) in the Loan Agreement.

“Collateral Package” means all files related to the Policies, including but not limited to, the Sale Documents and all Policy files related to the purchase or acquisition of each Policy (which shall include the most recent Policy Illustrations, Life Expectancy estimates, the Physicians Competency Statement and medical records available to the Borrower), all documents set forth on Exhibit M to the Account Control Agreement and any other documents or data as requested by the Administrative Agent.

“Collection Account” has the meaning set forth in Section 5.1(a) of the Loan Agreement.

“Collections” means, collectively, all payments made by or on behalf of the Issuing Insurance Companies or any other Person in respect of the Policies, including without limitation, all Liquidation Proceeds, all proceeds of Policy Loans or withdrawals of cash surrender value and any proceeds of any other Collateral (including any proceeds of a sale pursuant to Section 2.7 of the Loan Agreement, which proceeds shall be deposited in the Administrative Agent’s Account pursuant to Section 4.1(b) of the Loan Agreement), whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

“Commitment” means, with respect to any Lender, the maximum amount that may be advanced by such Lender under the Loan Agreement as specified in Schedule 2.1(a) to the Loan Agreement as the same is amended pursuant to any Assignment and Assumption Agreement.

“Commitment Termination Date” means the earliest to occur of: (i) the Scheduled Commitment Termination Date, and (ii) the effective date on which the Lenders’ Commitment is terminated following the occurrence of an Event of Default not cured within any applicable cure period, as described in Section 10.2 of the Loan Agreement.

“Confidential Information” means the terms and conditions of the Loan Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including (i) any term sheets, loan applications or other documents related to the Loan Agreement or the Transaction Documents and (ii) any copies of such documents or any portions thereof.

“Corporate Services Provider” means Lord Securities Corporation.

“Covered Taxes” means Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority excluding, in the case of the Administrative Agent and each Lender, net income taxes imposed on the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein.

“Cure Notice” means a written notice from the Required Lenders to the Borrower indicating that the Required Lenders are granting the Borrower a cure period not exceeding ninety (90) days in order to cure an occurrence that would otherwise constitute an Event of Default.

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“Custodial Package” shall mean with respect to a Policy, collectively, the documents set forth on Exhibit M to the Account Control Agreement.

“Custodian” means Wells Fargo, together with its successors and assigns, solely in its capacity as Custodian under the Account Control Agreement.

“Debt Service” means, for any period, the sum of (i) the Required Amortization and (ii) the interest accrued and that will accrue on the Advances during such period.

“Default Rate” means, in the event that an Event of Default has occurred and is continuing, the interest rate per annum at which each Loan shall bear interest, equal to the sum of (i) the greater of (A) LIBOR or, if LIBOR is unavailable, (B) the Base Rate, plus (ii) nine and one half percent (9.50%).

“Deficiency Claim Amount” has the meaning set forth in Section 5.1(b) of the Loan Agreement.

“Disclosing Party” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Distribution Date” means the fifth day after each Calculation Date, beginning in October 2016, or if such day is not a Business Day, the next succeeding Business Day.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Eligibility Criteria” with respect to any Policy, means the following criteria, which are to be satisfied as of the Advance Date as of which such Policy becomes a Pledged Policy:

(a) The Securities Intermediary is designated as the “owner” and “beneficiary” under the Policy by the Issuing Insurance Company.

(b) The Policy is (i) a single life or survivorship policy, (ii) a fixed or variable universal life, whole life, or convertible term (provided such Policy is converted to a “permanent” life insurance policy prior to becoming a Pledged Policy), (iii) denominated and payable in U.S. Dollars and (iv) issued by a U.S. domiciled insurance company.

(c) Each Insured is a United States citizen or permanent resident alien currently residing in the United States as of the date the Policy was acquired by the Borrower, and has documented social security information and photographic identification.

(d) Each Insured shall be an individual seventy (70) years old or older.

(e) The Policy shall be in full force.

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(f) The Issuing Insurance Company shall have (i) a financial strength rating of “A-” or better from A.M. Best or (ii) a financial strength rating of less than “A-” from A.M. Best that is approved by the Required Lenders in their sole and absolute discretion.

(g) Medical underwriting as to Life Expectancy shall be conducted with respect to each Insured under the Policy by at least two Pre-Approved Medical Underwriters; in addition:

(i) an average Life Expectancy for each Insured under the Policy shall be calculated, which shall equal the average (arithmetic mean) of the two (2) Life Expectancies provided by the Pre-Approved Medical Underwriters with respect to such Insured;

(ii) (x) LE Reports must not be dated more than six (6) months prior to the related Advance Date and (y) must be based on medical records obtained from the Insured that are not older than twelve (12) months as of the related Advance Date; and

(iii) for each Insured, the results reported in the two LE Reports used to calculate the average Life Expectancy in (g)(i) above must not differ by more than thirty percent (30%) of the longer Life Expectancy or twelve (12) months, whichever is greater.

(h) Each Insured under the Policy must have an average Life Expectancy (determined in accordance with clause (g)(i) above) of no more than one-hundred eighty (180) months.

(i) The Policy covering the life of an individual Insured shall not have a face amount of less than $70,000 or greater than $10.0 million, except as otherwise approved in writing by the Required Lenders.

(j) The Policy is beyond all relevant policy or statutory contestability and suicide periods, including from the date of any conversion of such Policy, if applicable.

(k) There must not be any outstanding Policy Loans or Liens outstanding in respect of the Policy, except for outstanding internal Policy Loans for the payment of premiums on the Policy, if any, or, if such Policy is a Retained Death Benefit Policy, any Liens identified in clause (ii) of the definition of “Adverse Claim,” and, in each case, that will be fully reflected in the pricing analysis and calculation, nor any other pledge or assignment outstanding on the Policy.

(l) The life expectancy reflected in the LE Report used to determine the Lender Valuation with respect to the related Advance is not less than twenty-four (24) months from the date of such Advance.

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(m) The Policy and the legal and beneficial interests in the death benefit (taking into account the portion of the death benefit payable to a Person other than the Securities Intermediary who is designated as the “beneficiary” under a Retained Death Benefit Policy and previously disclosed in writing to, and approved in writing by, the Administrative Agent) shall be capable of being sold, transferred and conveyed to the Borrower and its successors, assigns and designees, and the seller thereof to the Borrower shall have the right to do so, and, all related settlement contract documents and any tracking/servicing/custodial rights shall be fully assignable and transferable to the Borrower and its successors, assigns and designees or as otherwise directed by the Borrower.

(n) Each Insured’s primary diagnosis leading to the Life Expectancy evaluation(s) must not be HIV or AIDS.

(o) The Policy shall not be purchased from a seller to which applicable state laws prohibiting the purchase or the transfer of ownership from such seller apply at the time of such purchase or transfer of ownership.

(p) The original owner/beneficiary under the Policy shall have had an insurable interest at the time of the initial issuance of the Policy.

(q) The Policy shall not have a death benefit that, by the terms of the Policy, will decrease over time or from time to time, unless such decrease is scheduled and can be incorporated and fully reflected in the pricing of the Policy, and where the Policy shall contain no provisions limiting the future realization of the net death benefit, other than non-payment of premiums or the Insured reaching a certain age.

(r) The sale of the Policy from the Original Owner thereof and all subsequent transfers of the Policy complied with all Applicable Law.

(s) The transfer of the Policy is not subject to the payment of United States state sales taxes or any other taxes payable by the Borrower.

(t) The Lender Valuation in respect of such Policy does not exceed twelve and a half percent (12.5%) of the value of the Collateral as determined by the Required Lenders in their sole and absolute discretion.

(u) The face amount of the Policy does not exceed five percent (5%) of the aggregate face amount of all Eligible Policies included in the Collateral.

(v) The Policy was approved at the time of such Advance Date by the Required Lenders.

(w) The Rescission Period with respect to such Policy shall have expired.

(x) The Policy is not subject to any Applicable Law that makes unlawful the sale, transfer or assignment of such Policy.

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(y) The documents and agreements contained in the related Collateral Package and listed on Exhibit M to the Account Control Agreement do not contain language purporting to limit their assignability, and none of the Borrower, the Parent or any Affiliate of any of them is a party to any agreement that limits their assignability, and all such documents are fully assignable and transferable to the Borrower and its successors, assigns and designees or as otherwise directed by the Borrower.

(z) With respect to such Policy, the Borrower is not aware of any agreements, documents, assignments or instruments related to such Policy except for those agreements, documents, assignments and instruments that constitute and were included in the related Collateral Package that was delivered to the Administrative Agent.

(aa) The related Collateral Package delivered to the Administrative Agent by or on behalf of the Borrower contain, at the very least, the documents set forth in Exhibit M to the Account Control Agreement.

(bb) Unless such Policy is a Retained Death Benefit Policy that has been previously disclosed in writing to and approved in writing by the Administrative Agent, such Policy is not a retained death benefit policy or similar policy in which any Person other than the Borrower has any direct or indirect interest of any kind in the death benefit payable under such Policy.

Notwithstanding any of the foregoing, if such Policy is a Small Face Policy, the Life Expectancy with respect to each Insured under such Policy may be based on estimates as determined by the Required Lenders in their sole and absolute discretion.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each of Moody’s and S&P in one of its generic credit rating categories no lower than “A-” or “A3”, as the case may be.

“Eligible Institution” means a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than “A” by S&P and “A2” by Moody’s, and (y) a short-term unsecured senior debt rating rated in the highest rating category by S&P and Moody’s and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Policy” means a Policy that, as of the Advance Date as of which such Policy first becomes a Pledged Policy, satisfies all of the Eligibility Criteria (unless with respect to any particular criteria set forth in the Eligibility Criteria, such Policy is identified in the applicable section of the Eligibility Criteria Exception Schedule attached to the Agreement as not satisfying such particular criteria).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001 et seq., as amended from time to time and the regulations promulgated thereunder.

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“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, examinership or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up, examinership or composition or adjustment of debts and such case or proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Event of Default” has the meaning set forth in Section 10.1 of the Loan Agreement.

“Excluded Policy” means (i) any Policy pledged under the Loan Agreement for which no written acknowledgement of a collateral assignment was received by the Administrative Agent or the Securities Intermediary from the related Issuing Insurance Company within ninety (90) calendar days of the Advance Date as of which such Policy became a Pledged Policy and (ii) any Policy pledged under the Loan Agreement in respect of which the Insurance Consultant is not authorized to, or is not accepted by the related Issuing Insurance Company to, communicate and receive verifications of coverage and obtain other information from such Issuing Insurance Company. With respect to any Policy described in clause (i) of the immediately preceding sentence, if such written acknowledgement of a collateral assignment is received by the Administrative Agent or the Securities Intermediary after such date, such Policy shall cease to be an Excluded Policy on the date of such receipt. With respect to any Policy described in clause (ii) of the first sentence of this definition, if the Insurance Consultant becomes authorized to, or becomes accepted by the related Issuing Insurance Company to, communicate and receive verifications of coverage and obtain other information from such Issuing Insurance Company, such Policy shall cease to be an Excluded Policy on the date of such authorization or acceptance.

“Expense Deposit” means, with respect to any Additional Policies proposed to be pledged under the Loan Agreement in connection with the making of an Additional Policy Advance, an amount required to reimburse the Administrative Agent and the Lenders for third-party out-of-pocket expenses incurred in connection with the review and evaluation of such Additional Policies, as determined by the Administrative Agent in its reasonable discretion.

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“Expenses” means the sum of (i) the Servicing Fee, (ii) payments to the Custodian or Securities Intermediary, as applicable, related to the Pledged Policies or accounts of the Borrower and (iii) reasonable administrative expenses and documented third-party expenses payable pursuant to clause “Fourth” in Section 5.2(b) of the Loan Agreement. The schedules of such Expenses were approved by the Required Lenders as of the Closing Date. The Expenses to be funded during any succeeding calendar year shall be approved by the Required Lenders in their sole and absolute discretion upon review of the Annual Budget for such succeeding calendar year as contemplated by Section 9.1(d)(vi) of the Loan Agreement.

“Facility Limit” means $300,000,000.

“Fasano” means Fasano Associates, Inc. and its successors.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” means that certain schedule of fees setting forth the fees of the Securities Intermediary and the Custodian, dated August 1, 2016 and executed by the Borrower in favor of Wells Fargo on August 3, 2016.

“Fees” means, collectively, the fees due and payable pursuant to the Fee Letter, the Closing Fee, the Additional Closing Fee, the Loan Administration Fee and the Yield Maintenance Fee.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“First Initial Advance” has the meaning set forth in Section 2.1(a) of the Loan Agreement.

“First Initial Advance Acceptance” has the meaning set forth in Section 2.3(a) of the Loan Agreement.

“FTP Site” shall mean the File Transfer Protocol Site maintained by or on behalf of the Administrative Agent.

“GAAP” means United States generally accepted accounting principles.

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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GWG Holdings Indenture” means the Indenture, dated as of October 19, 2011, among the Parent, GWG Holdings, Inc. and Bank of Utah, as trustee, as amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“GWG Note Issuance and Security Agreement” means the Third Amended and Restated Note Issuance and Security Agreement, dated as of October 19, 2011, among the Parent, the noteholders party thereto, Lord Securities Corporation, as trustee, and GWG Lifenotes Trust, as secured party, as amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“Indemnified Amounts” has the meaning set forth in Section 11.1 of the Loan Agreement.

“Indemnified Bank Person” has the meaning set forth in the Account Control Agreement.

“Indemnified Party” has the meaning set forth in Section 11.1 of the Loan Agreement.

“Independent Director” has the meaning set forth in Section 9.1(f)(ii) of the Loan Agreement.

“Initial Advance” has the meaning set forth in Section 2.1(a) of the Loan Agreement.

“Initial Lender” shall mean LNV Corporation, a Nevada corporation.

“Initial Policy Purchaser” means, with respect to any Policy, any Person who purchased the Policy from the Original Owner.

“Insurance Consultant” means D3G Asset Management, LLC, a Texas limited liability company.

“Insured” means a natural person who is named as the insured on a Policy.

“Interest Payment Date” with respect to any Advance, means the first Distribution Date occurring after the initial funding of such Advance, and each subsequent Distribution Date occurring thereafter.

“Interest Period” means with respect to any Advance:

(a) the period commencing on the date of the initial funding of such Advance and ending on, and including, the last day of the calendar quarter in which such initial funding occurs; and

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(b) thereafter, each subsequent calendar quarter;

provided, however, that if any Interest Period for any Advance that commences before the Maturity Date for such Advance would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on and include the Maturity Date.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

“Issuing Insurance Company” means with respect to any Policy, the insurance company that is obligated to pay the related benefit upon the death of the related Insured (or if such Policy is a Joint Policy, upon the death of the last Insured to die under such Policy) by the terms of such Policy (or the successor to such obligation).

“Joint Policy” means a Policy with more than one Insured that pays upon the death of the last Insured to die. Unless the context otherwise requires, joint Insureds of a Joint Policy shall collectively count, as applicable, as a “separate individual,” as a “single insured” or as an “insured person”.

“Lender” means each of the financial institutions party to the Loan Agreement as lender thereunder.

“Lender’s Commitment” means, with respect to a Lender, the Commitment for such Lender as set forth on Schedule 2.1(a) of the Loan Agreement or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party to the Loan Agreement.

“Lender Note” and “Lender Notes” each has the meaning set forth in Section 2.5 of the Loan Agreement.

“Lender Valuation” means, with respect to an Advance, the value of the Subject Policies as determined by the Required Lenders in their sole and absolute discretion, and with respect to the Collateral, the value of the Pledged Policies (other than the Excluded Policies) as determined by the Required Lenders in their sole and absolute discretion and giving pro-forma effect to pending sales of one or more Pledged Policies pursuant to Section 2.7 of the Loan Agreement. The Borrower and Required Lenders hereby acknowledge that the methodology and metrics utilized by the Required Lenders in determining the Lender Valuation may be different than the methodology and metrics utilized by the Borrower and its Affiliates in determining the value of the Pledged Policies in connection with preparing the financial statements of the Borrower and its Affiliates and that such methodology and metrics utilized by the Required Lenders may change over time.

“LIBOR” means, for any Interest Period, the greater of (i) an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR Rate or any rate established by a successor organization (“BBA LIBOR”) by Bloomberg, Reuters or other commercially available source providing quotations of BBA LIBOR, as designated by the Administrative Agent from time to time, at approximately 11:00 A.M. (London time) on the Rate Calculation Date for such Interest Period, as the London interbank offered rate for deposits in Dollars for a 12-month period and (ii) one and a half percent (1.50%).

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“Lien” shall mean any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

“Life Expectancy” means with respect to an Insured, the life expectancy, expressed in months, of such Insured as stated in the related LE Report; provided, that if an LE Report provides the life expectancy under multiple methodologies, the “Life Expectancy” of the Insured shall be the life expectancy designated as the median (or 50th percentile) life expectancy in such LE Report.

“Life Expectancy Report” or “LE Report” means, with respect to an Insured, an assessment by a Pre-Approved Medical Underwriter in a written statement as reviewed and approved by the Administrative Agent in its reasonable discretion and dated within one-hundred eighty (180) days prior to the Advance Date on which the Policy related to such Insured became or is proposed to become a Pledged Policy, with respect to the life expectancy of such Insured.

“Liquidated Policy” means any Pledged Policy that has been liquidated by the death of the related Insured.

“Liquidation Proceeds” means any and all proceeds realized from Liquidated Policies.

“LLC Agreement” means the limited liability company agreement of the Borrower, dated effective as of May 18, 2016, by and between the Parent, as member, and Albert Fioravanti, as independent director, as amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“Loan Administration Fee” means, so long as any Advance is outstanding, (i) if no Event of Default or Unmatured Event of Default has occurred and is continuing, $50,000 per annum or (ii) if an Event of Default or Unmatured Event of Default has occurred and is continuing, $75,000 per annum, which amount shall be pro-rated for the period the Event of Default or Unmatured Event of Default continues.

“Loan Agreement” means the Amended and Restated Loan and Security Agreement, dated as of the Amended and Restated Closing Date, among the Borrower, the Lenders party thereto and the Administrative Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“LTV” means, on any date of determination, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all outstanding Advances, and the denominator of which is the Lender Valuation of the Pledged Policies (other than any Excluded Policies), as determined by the Required Lenders in their sole and absolute discretion.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a) any of the Collateral or the business, assets, financial condition or operations of the Borrower or the Parent;

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(b) the ability of the Borrower or the Parent to perform its respective obligations under any Transaction Document to which such Person is a party;

(c) the validity or enforceability against the Borrower or the Parent of any Transaction Document to which such Person is a party;

(d) the status, existence, perfection or priority of the Administrative Agent’s (for the benefit of the Secured Parties) security interest in any of the Collateral;

(e) the Lender Valuation, the Net Death Benefit or the number of Pledged Policies, including without limitation, the validity, enforceability or collectability of Pledged Policies; or

(f) any of the rights or interests of the Administrative Agent or any of the Lenders under the Loan Agreement or under any other Transaction Document.

“Maturity Date” means September 27, 2029.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Death Benefit” means, with respect to a Policy, the amount projected to be paid by the Issuing Insurance Company to the Borrower or the Securities Intermediary on its behalf as a result of the death of the related Insured.

“Net Proceeds” shall mean, with respect to a sale pursuant to Section 2.7 of the Loan Agreement, all proceeds of such sale net of the lesser of (x) the reasonable third-party out-of-pocket expenses incurred by the Borrower which have been approved by the Administrative Agent in its sole and absolute discretion and (y) the greater of (i) $20,000 and (ii) one percent (1.00%) of the face amount of the Pledged Policies related to such sale.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders or the Administrative Agent and their respective successors, permitted transferees and assigns arising under or in connection with the Loan Agreement, the Lender Notes and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” has the meaning set forth in Section 8.1(v)(i) of the Loan Agreement.

“OFAC Listed Person” has the meaning set forth in Section 8.1(v)(i) of the Loan Agreement.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Ongoing Maintenance Advance” shall mean an Advance made after the date of the making of the First Initial Advance, the proceeds of which are used solely to pay amounts permitted pursuant to Section 2.8(a)(ii) of the Loan Agreement.

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“Ongoing Maintenance Costs” means (i) the scheduled Premiums on the Pledged Policies (other than Excluded Policies) as set forth on the related Premium Payment Schedule and set forth in the related Annual Budget which has been approved by the Required Lenders pursuant to Section 9.1(d)(vi) of the Loan Agreement, as adjusted by the Administrative Agent to reflect any maturities or sales of Pledged Policies and any Advances and (ii) the Expenses of the Borrower.

“Operational Plan” means a cash flow-projection for the Pledged Policies which constitute the Collateral (including any Additional Policies), through the date on which no further Premiums will be required to keep the Pledged Policies in full force and effect, assuming that none of such Policies shall mature in such period, reasonably acceptable to the Administrative Agent and the Insurance Consultant.

“Original Loan Agreement” has the meaning set forth in the recitals to the Loan Agreement.

“Original Owner” means, with respect to a Policy, the Person to which the Policy was initially issued and who was listed as owner on the initial declarations page of such Policy or the policy application, as applicable.

“Parent” means GWG Life, LLC, a Delaware limited liability company.

“Parent Obligations” shall mean, collectively, the Parent’s obligations under the Purchase Agreement, including, without limitation, the obligation of the Parent to repurchase Pledged Policies in accordance with the terms thereof, including, without limitation, obtaining the Administrative Agent’s direction with respect to any such repurchase.

“Payment Account” has the meaning set forth in Section 5.1(e) of the Loan Agreement.

“Payment Instructions” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“Payoff Notice” has the meaning set forth in Section 7.5(b) of the Loan Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permissible Sale” has the meaning set forth in Section 2.7 of the Loan Agreement.

“Permitted Investment” means, at any time:

(a) marketable obligations issued by or the full and timely payment of which is directly and fully guaranteed or insured by the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

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(b) demand deposits, time deposits, bankers’ acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (i) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating in the highest rating category by Moody’s and in one of the two highest rating categories by S&P or (ii) is set forth in a list (which may be updated from time to time) approved in writing by the Administrative Agent on behalf of the Required Lenders; and

(c) the Securities Intermediary Funds (as defined in the Account Control Agreement) and any other investment approved in writing by the Administrative Agent on behalf of the Required Lenders in its sole and absolute discretion.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Physician’s Competency Statement” means, with respect to an Insured, a letter issued by such Insured’s attending physician confirming that such Insured is mentally competent as of the date of such letter.

“Pledged Policy” means each Policy pledged to secure Advances under the Loan Agreement.

“Policy” means any life insurance policy.

“Policy Account” has the meaning set forth in the Account Control Agreement.

“Policy Illustration” means, with respect to any Policy, a level premium, policy values and Net Death Benefit projection produced by the Issuing Insurance Company or an agent of the Issuing Insurance Company, using the Issuing Insurance Company’s current/non-guaranteed values (with a non-guaranteed interest crediting rate not to exceed two-hundred (200) basis points over the guaranteed rate) sufficient to carry such Policy to its Policy Maturity Date, which Policy Illustration is not dated more than one-hundred eighty (180) days prior to the applicable Advance Date.

“Policy Loan” means with respect to a Policy, an outstanding loan secured thereby or that has setoff rights with respect thereto.

“Policy Maturity Date” means, with respect to a Policy, the date specified in the Policy, including any extensions thereto available and exercised under the terms of the Policy, on which coverage offered under the Policy terminates.

“Pre-Approved Medical Underwriters” means any two (2) of Fasano, AVS or 21st Services.

“Premium” means, with respect to any Pledged Policy, as indicated by the context, any past due premium with respect thereto, or any scheduled premium.

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“Premium Payment Schedule” has the meaning set forth in the Servicing Agreement.

"Prime Rate" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), as in effect from time to time.

“Priority of Payments” means the priority of payments set forth in Section 5.2 of the Loan Agreement.

“Proposed Additional Policy Advance” has the meaning set forth in Section 2.3(d) of the Loan Agreement.

“Proposed Additional Policy Advance Notice” has the meaning set forth in Section 2.3(d) of the Loan Agreement.

“Proposed First Initial Advance” has the meaning set forth in Section 2.3(a) of the Loan Agreement.

“Proposed First Initial Advance Notice” has the meaning set forth in Section 2.3(a) of the Loan Agreement.

“Protective Advances” has the meaning set forth in Section 2.1(d) of the Loan Agreement.

“Purchase Agreement” means the Portfolio Purchase and Sale Agreement, dated as of September 14, 2016, by and between the Parent and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Rate Calculation Date” means for any Interest Period, the last Business Day of the immediately preceding calendar quarter; provided, however, that with respect to the initial Interest Period for the First Initial Advance and the Second Initial Advance, the Rate Calculation Date was the related Advance Date.

“Receiving Party” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Reduction Action” shall mean any action, inaction, transaction, event and/or circumstance, in each case, the result of which reduces the amount of interest payable by the Borrower under the Loan Agreement (including, without limitation, the replacement or exchange of one or more Lender Notes), that would otherwise have been payable if no such action, inaction, transaction, event and/or circumstance had occurred.

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“Regulatory Change” means, relative to any Affected Party:

(a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

(b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above; or

(c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Lender hereunder are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Lender or any related Affected Party.

For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including, without limitation, Interpretation No. 46: Consolidation of Variable Interest Entities) shall constitute a Regulatory Change, regardless of whether it occurred before or after the date hereof.

“Representatives” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Required Amortization” means, with respect to any Distribution Date, the greater of (A) the product of (i) the principal amount of the Initial Advance made under the Loan Agreement and (ii) one and one-half percent (1.50%) and (B) the product of (i) the aggregate principal amount of all Advances outstanding under the Loan Agreement, calculated on the last Business Day of the calendar month immediately preceding such Distribution Date and (ii) one and one-half percent (1.50%).

“Required Lenders” means Lenders holding more than fifty percent (50%) of the aggregate Commitments.

“Rescission Period” means, with respect to any Policy, the contractual or statutory period during which the related Original Owner or any other Person can rescind the sale of such Policy to the Initial Policy Purchaser.

“Reserve Account” has the meaning set forth in Section 5.1(b) of the Loan Agreement.

“Reserve Account Required Amount” means, as of each Distribution Date occurring prior to the Amended and Restated Closing Date, the amount necessary to pay projected Expenses and Debt Service for the following twelve (12) month period, as determined by the Administrative Agent in its reasonable discretion.

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“Retained Death Benefit Policy” means a Policy in which a Person in addition to the Securities Intermediary is designated as the “beneficiary” under such Policy by the related Issuing Insurance Company.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Sale Documents” mean, with respect to each Policy, all agreements, documents, assignments and instruments executed and/or delivered by the Insured(s) or any other party in connection with the purchase of the related Policy, or the financing of such Policy and the foreclosure or surrender of such Policy, including for each Policy: (i) the Policy and application for the Policy, (ii) the life settlement contract between the Original Owner of the Policy and the Initial Policy Purchaser relating to the sale of a Policy by the Original Owner to such Initial Policy Purchaser (if applicable) and the surrender, relinquishment or similar documentation (if applicable), (iii) the life settlement application, (iv) a Policy Illustration obtained no earlier than one-hundred eighty (180) calendar days prior to the Advance Date on which such Policy became or is proposed to be a Pledged Policy, (v) a HIPAA Authorization for Disclosure of Protected Health Information (and any similar document) and power of attorney related to health information, (vi) the consent of the related Insured(s), including the agreement of continued contact, (vii) list of designated contacts, (viii) the life settlement disclosure and (ix) a copy of a document identifying the related Insured(s) issued by a Governmental Authority which verifies the age (including date of birth) of such Insured(s) as set forth in the application for the Policy, or their respective equivalents.

“Scheduled Commitment Termination Date” means (i) with respect to any Ongoing Maintenance Advances, September 27, 2027 and (ii) with respect to any Additional Policy Advances, September 27, 2022.

“Second Initial Advance” has the meaning set forth in Section 2.1(a) of the Loan Agreement.

“Second Initial Advance Acceptance” has the meaning set forth in Section 2.3(b) of the Loan Agreement.

“Secured Parties” means each Lender, the Administrative Agent and the Affected Parties.

“Securities Intermediary” means Wells Fargo, together with its successors and assigns, solely in its capacity as securities intermediary under the Account Control Agreement.

“Servicer” means GWG Life, LLC, a Delaware limited liability company, acting as Servicer, or any Successor Servicer.

“Servicer Collateral Audit” means an inspection by a Lender or the Administrative Agent of the Servicer pursuant to Section 5.2 of the Servicing Agreement.

“Servicer Report” means collectively, the reports required to be delivered by the Servicer under the Servicing Agreement pursuant to Section 3.4 thereof.

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“Servicer Report Date” means the date the Servicer Report is to be delivered pursuant to the terms of the Servicing Agreement.

“Servicer Termination Event” means an event or circumstance with respect to the Servicer which could cause the termination of the Servicing Agreement in accordance with Article IX thereof.

“Servicing Agreement” means the Servicing Agreement, dated as of September 14, 2016, by and between the Servicer and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Servicing Agreement Obligations” shall mean, collectively, the Servicer’s obligations under the Servicing Agreement.

“Servicing Agreement Rights” shall mean, collectively, the Borrower’s rights under the Servicing Agreement, including, without limitation, upon the Administrative Agent’s instruction after the occurrence of a Servicer Termination Event, terminating the Servicing Agreement in accordance with the terms thereof.

“Servicing Fee” has the meaning set forth in the Servicing Agreement.

“Small Face Policy” shall mean a Policy with a face amount of $750,000 or less.

“Solvent” means with respect to any Person that as of the date of determination that both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subject Policy” means, with respect to an Advance, an Eligible Policy proposed to be pledged by the Borrower in connection with such Advance.

“Subsequent Advance Acceptance” shall have the meaning specified in Section 2.3(c) of the Loan Agreement.

“Subsequent Advance Date” with respect to an Additional Policy Advance or an Ongoing Maintenance Advance, shall mean the date such Advance is made pursuant to and in accordance with the terms of the Loan Agreement.

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“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power (other than securities or other ownership interests having such power only by reason of the happening of a contingency which has not occurred) to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“Successor Servicer” means a successor servicer appointed pursuant to and in accordance with the terms of the Servicing Agreement.

“Tax” or “Taxes” means any and all fees (including documentation, recording, license and registration fees), taxes (including net income, gross income, franchise, value added, ad valorem, sales, use, property (personal and real, tangible and intangible) and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon, imposed on a Person or for which a Person is liable either directly or by way of an obligation to reimburse or indemnify. For the avoidance of doubt, any reference to “Tax” or “Taxes” imposed on the Borrower shall include any tax withholdings on income allocated to or amounts payable to the Borrower and any tax required to be paid by the Borrower to any taxing authority or required to be withheld from any payment made by or on behalf of the Borrower, but such reference shall not include any Taxes imposed upon anyone else unless such Taxes are in whole or in part the legal responsibility or legal obligation of the Borrower or can otherwise be collected from the assets or income of the Borrower.

“Transaction Documents” means the Loan Agreement, the Servicing Agreement, the Purchase Agreement, the Fee Letter, the Account Control Agreement, the Lender Notes, that certain Service Agreement, dated as of September 14, 2016, by and between the Borrower and the Corporate Services Provider, and the UCC financing statements filed in connection with any of the foregoing, and in each case any other agreements, instruments, certificates or documents delivered or contemplated to be delivered in connection therewith, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unmatured Event of Default” shall mean any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“Valuation Dispute” has the meaning set forth in Section 7.5(b) of the Loan Agreement.

“Wells Fargo” means Wells Fargo Bank, N.A.

“Yield Maintenance Fee” means, with respect to the prepayment or repayment of an Advance that is made within one hundred twenty (120) months after the Amended and Restated Closing Date or a Reduction Action in respect of an Advance that occurs within one hundred twenty (120) months after the Amended and Restated Closing Date, an amount equal to the Applicable Margin on the amount of such prepayment or repayment or the amount of the reduction of such Advance as a result of such Reduction Action, as applicable, that would have accrued from the date of such prepayment, repayment or Reduction Action, as applicable, through the one hundred twenty (120) month anniversary of the Amended and Restated Closing Date, discounted at the equivalent weighted-average life U.S. Treasury yield as of the date of such prepayment, repayment or Reduction Action, as applicable, and, if applicable, assuming the earliest Advance made is repaid first.

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